Filed Pursuant to Rule 424(b)(2)
Registration No. 333-261732

PROSPECTUS SUPPLEMENT

(To prospectus dated December 17, 2021)

Up to 25,000,000 Shares of Common Stock

About this offering. We are offering to sell up to 25,000,000 shares of our common stock from time to time through our Sales Agents, Jefferies LLC and JMP Securities LLC. Any such sales may be made in negotiated transactions or transactions that are deemed to be “at the market” (as defined in Rule 415 of the Securities Act). “At the market” transactions may be made directly on the NYSE or another securities exchange or through a market maker (other than a securities exchange). Any such sales of our common stock may be made at prices related to the prevailing market price or at negotiated prices. Our arrangement with the Sales Agents is governed by Equity Distribution Agreements, dated May 5, 2023. Under those Agreements, the Sales Agents will receive a commission from us for sales of common stock. The amount of each Sales Agent’s commission will be negotiated from time to time but will never exceed 2.0% of the gross sales price of common stock sold through the Sales Agent under the applicable Equity Distribution Agreement. The Sales Agents are not required to sell any of our common stock but will use their commercially reasonable efforts, consistent with their sales and trading practices, to effect sales. For more information, see “Plan of Distribution” beginning on page S-6 of this prospectus supplement.

About Hercules Capital, Inc. and our common stock. We are an internally managed, non-diversified, closed-end investment company that has elected to be regulated as a business development company (BDC) under the Investment Company Act of 1940, as amended (the 1940 Act). Our investment objective is to maximize our portfolio total return by generating current income from our debt investments and capital appreciation from our warrant and equity-related investments. Our common stock trades on the NYSE under the ticker symbol “HTGC.” The last reported sale price on the NYSE of our common stock on May 3, 2023 was $12.91 per share and our NAV per share was $10.82 as of March 31, 2023 (the most recent date NAV was determined).

IMPORTANT DISCLOSURES

An investment in our common stock may be speculative and involves risks, including total loss of investment. The companies in which we invest are also subject to special risks. See “Risk Factors” beginning on page S-3 of the accompanying prospectus, in our most recent Annual Report on Form 10-K, and in any of our other filings with the SEC to read about risks that you should consider before investing in our common stock, including the risk of leverage.

You should carefully read the Offering Materials before deciding to invest in our common stock. This prospectus supplement, the accompanying prospectus, any free writing prospectus related to this offering and any other documents incorporated by reference in such materials are referred to as the Offering Materials. No other person has been authorized to provide you with information that is different or inconsistent with the information found in the Offering Materials. If anyone provides you with different or inconsistent information, you should not rely on it. Information found in the Offering Materials is accurate only as of the date the information was published and our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the Sales Agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has two parts. The first is this prospectus supplement, which describes the terms of this offering and adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information and disclosure. If any information contained in this prospectus supplement differs from the information contained in the accompanying prospectus, the information in this prospectus supplement will control.

Jefferies LLC                                               JMP Securities

                                           A CITIZENS COMPANY

The date of this prospectus supplement is May 5, 2023.

S-i

GLOSSARY

1940 Act means the Investment Company Act of 1940, as amended

BDC means business development company

Board means the Board of Directors of Hercules Capital, Inc.

Code means the Internal Revenue Code of 1986, as amended

Company, Hercules Capital, Hercules, we, us and our refer to Hercules Capital, Inc. and our wholly owned subsidiaries

Equity Distribution Agreements or Agreements refer to the Equity Distribution Agreements between Hercules Capital, Inc. and each of the Sales Agents, each dated May 5, 2023

Exchange Act means the Securities Exchange Act of 1934, as amended

NAV means net asset value

NYSE means the New York Stock Exchange

Offering Materials refers to this prospectus supplement, the accompanying prospectus and any free writing prospectus related to this offering

RIC means Regulated Investment Company

Sales Agents refers to Jefferies LLC and JMP Securities LLC

SBA means the Small Business Administration

SBIC means a Small Business Investment Company

SEC means the U.S. Securities and Exchange Commission

Securities Act means the Securities Act of 1934, as amended

FORWARD-LOOKING STATEMENTS

A forward-looking statement relates to future events or our future financial performance and typically uses words like “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts” “potential” or “continue” and similar expressions, as well as the negative of these words and expressions. We may use forward-looking statements in the Offering Materials, as well as in future oral and written statements by our management. These forward-looking statements are based on management’s current expectations; however, they are based on assumptions regarding, among other things, our ability to originate new investments, achieve certain margins and levels of profitability, the availability of additional capital and the ability to maintain certain debt to asset ratios. All of these assumptions carry substantial risks and uncertainties that could cause actual results to be materially different from the results described in or implied by our forward-looking statements. You should not rely on forward-looking statements when determining whether to invest in our common stock or regard a forward-looking statement as a representation by us that our plans or objectives will be achieved.

Forward-looking statements in the Offering Materials include statements about:

•	our current and future management structure;

•	our future operating results;

•	our business prospects and the prospects of our prospective portfolio companies;

•	the impact of investments that we expect to make;

•	our informal relationships with third parties including in the venture capital industry;

•	the expected market for venture capital investments and our addressable market;

•	the dependence of our future success on the general economy and its impact on the industries in which we invest;

•	our ability to access debt markets and equity markets;

•	the occurrence and impact of macro-economic developments (for example, global pandemics, natural disasters, terrorism, international conflicts and war) on us and our portfolio companies;

S-ii

•	the ability of our portfolio companies to achieve their objectives;

•	our expected financings and investments;

•	our regulatory structure and tax status as a RIC;

•	our ability to operate as a BDC and a SBIC;

•	the adequacy of our cash resources and working capital;

•	the timing of cash flows, if any, from the operations of our portfolio companies;

•	the timing, form and amount of any distributions;

•	the impact of fluctuations in interest rates on our business;

•	the valuation of any investments in portfolio companies, particularly those having no liquid trading market; and

•	our ability to recover unrealized depreciation on investments.

The forward-looking statements made in the Offering Materials relate only to events as of the date on which the statements are made and are excluded from the safe harbor protection provided by Section 27A of the Securities Act. We are not obligated, and do not plan, to update any forward-looking statement to reflect events or circumstances occurring after the date the statement is made. We encourage you to consult any additional disclosures that we make directly to you or through reports that we file with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Before you decide to invest in our common stock, please be sure you have read the accompanying prospectus (including “Risk Factors” and “Forward-Looking Statements” beginning on pages 11 and 13, respectively), our most recent Annual Report on Form 10-K (including “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any subsequent Quarterly Reports on Form 10-Q.

INDUSTRY AND MARKET DATA

The Offering Materials include certain industry estimates that we have compiled using internally-generated information and data. We believe our estimates are reliable but you should know that they have not been verified by any independent sources. Our estimates are based on a number of assumptions, including increasing investment in venture capital- and private equity-backed companies. Actual results may differ from projections and estimates, and this market may not grow at the rates projected, or at all. If this market fails to grow at projected rates, our business and the market price of our securities, including our common stock, could be materially adversely affected.

S-iii

SUMMARY

The following summary highlights some of the information included elsewhere, or incorporated by reference, in the Offering Materials. This Summary is not complete and may not contain all of the information that you may want to consider before deciding to invest in our common stock. You should carefully read the Offering Materials, including any sections titled “Risk Factors,” “Available Information,” “Incorporation by Reference,” and “Use of Proceeds,” and our financial statements. We use the terms “Company,” “Hercules Capital,” “Hercules,” “we,” “us” and “our” refer to Hercules Capital, Inc. and our wholly owned subsidiaries. You can find definitions for any other defined terms in the Glossary section of this prospectus supplement.

Our Company

We are a specialty finance company focused on providing financing solutions to high-growth, innovative venture capital-backed and institutional-backed companies in a variety of technology, life sciences and sustainable and renewable technology industries. Our goal is to be the leading Structured Debt financing provider for venture capital-backed and institutional-backed companies in technology-related industries requiring sophisticated and customized financing solutions. We use the term “Structured Debt” to refer to a debt investment that is structured with an equity, warrant, option, or other right to purchase or convert into common or preferred stock. Our strategy is to evaluate and invest in a broad range of technology-related industries including technology, drug discovery and development, biotechnology, life sciences, healthcare, and sustainable and renewable technology and to offer a full suite of growth capital products. We are an internally-managed, non-diversified closed-end investment company that has elected to be regulated as a business development company, or BDC, under the 1940 Act. Effective January  1, 2006, we elected to be treated for tax purposes as a regulated investment company, or RIC, under the Code.

General Information

Our principal executive offices are located at 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301 and our telephone number is (650) 289-3060. We also have offices in Boston, MA, New York, NY, Bethesda, MD, San Diego, CA, Denver, CO, and London, United Kingdom.

The Offering

Common stock offered by us:	Up to 25,000,000 shares

Common stock outstanding prior to this offering:	143,360,061 shares

Manner of offering:

“At the market” offering that may be made from time to time through our Sales Agents, Jefferies LLC and JMP Securities LLC, using commercially reasonable efforts. See “Plan of Distribution” for more information.

Offering price:	Any sales of our common stock in this offering may be made at prices related to the prevailing market price or at negotiated prices.

We are not generally able to sell our common stock at a price per share below NAV unless our Board determines that such sale is in the best interests of our stockholders and if stockholders (including a majority of those stockholders that are unaffiliated with us) approve the sale. Any sale or other issuance of shares of our common stock at a price below NAV per share would result in an immediate dilution to your interest in our common stock and a reduction of our NAV per share.

We do not currently have authorization from our stockholders to issue common stock at a price below our then current NAV per share but are seeking to obtain this authorization in connection with our Annual Meeting in 2023, and may seek to obtain this authorization in the future. For more information about the impact of the sale of our common stock at a price per share below NAV, please see “Sales of Common Stock Below Net Asset Value” beginning on page 45 of the accompanying prospectus.

Use of proceeds:

We expect to use the net proceeds from this offering to fund investments in debt and equity securities in accordance with our investment objectives, to make acquisitions, to retire certain debt obligations, and for other general corporate purposes.

Pending such uses and investments, we will invest a portion of the net proceeds of this offering primarily in cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment. Our ability to achieve our investment objectives may be limited to the extent that the net proceeds of this offering, pending full investment, are held in lower yielding short-term instruments. See “Use of Proceeds” in this prospectus supplement.

Distribution:

To the extent that we have income available, we intend to distribute quarterly distributions to our stockholders. The amount of our distributions, if any, will be determined by our Board of Directors. Any distributions to our stockholders will be declared out of assets legally available for distribution. See “Price Range of Common Stock” in this prospectus supplement.

Taxation:

We have elected to be treated for federal income tax purposes as a RIC under Subchapter M of the Code. As a RIC, we generally do not have to pay corporate-level federal income taxes on any ordinary income or capital gains that we distribute to our stockholders as distributions. To maintain our RIC tax status, we must meet specified source-of-income and asset diversification requirements and distribute annually at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. See “Price Range of Common Stock” in this prospectus supplement and “Certain United States Federal Income Tax Considerations” in the accompanying prospectus.

NYSE ticker:	HTGC

Risk Factors

An investment in our common stock may be speculative and involves risks, including total loss of investment. The companies in which we invest are also subject to special risks. See “Risk Factors” beginning on page 11 of the accompanying prospectus, in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, in any of our other filings with the SEC, and in any free writing prospectus to read about risks that you should consider before investing in our common stock, including the risk of leverage.

Available Information

We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to our securities offered by the Offering Materials. The registration statement contains additional information about us and our securities being offered by the Offering Materials.

We file with or furnish to the SEC periodic and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. We maintain a website at www.htgc.com. We make available on our website, free of charge, our proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, any amendments to those reports and other publicly filed information available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition, the SEC maintains a website at www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers, including us, who file documents electronically with the SEC. The information on the websites referred to herein is not incorporated by reference into the Offering Materials.

FEES AND EXPENSES

The below table is intended to help you understand the different costs and expenses that an investor in our common stock will bear, both directly and indirectly. Some of the percentages included in this table are only estimates. The footnotes below the table tell you which items in the table are estimates. In general, if this prospectus supplement or the accompanying prospectus says that fees and expenses will be paid by “you” or “us” or that “we” will pay fees or expenses, this means that holders of our common stock will indirectly bear such fees and expenses as investors in Hercules Capital, Inc.

Stockholder Transaction Expenses (as a percentage of the public offering price):
Sales load (as a percentage of offering price)(1)	2.00%
Offering expenses	0.07%(2)
Dividend reinvestment plan fees	—(3)

Total stockholder transaction expenses (as a percentage of the public offering price)	2.07%

Annual Expenses (as a percentage of net assets attributable to common stock):(4)
Operating expenses	5.70%(5)(6)
Interest and fees paid in connection with borrowed funds	5.24%(7)
Acquired fund fees and expenses	0.01%(8)

Total annual expenses	10.95%(9)

(1)

Represents the estimated commission with respect to the shares of common stock being sold in this offering. Each Sales Agent will be entitled to compensation up to 2.0% of the gross proceeds of the sale of any shares of our common stock under the applicable Equity Distribution Agreement, with the exact amount of such compensation to be mutually agreed upon by the Company and the Sales Agent from time to time. There is no guarantee that there will be any sales of our common stock pursuant to this prospectus supplement and the accompanying prospectus.

(2)	The percentage reflects estimated offering expenses of approximately $245,000, assuming all shares are offered under this prospectus supplement.
(3)

The expenses associated with the administration of our dividend reinvestment plan are included in “Operating expenses.” We pay all brokerage commissions incurred with respect to open market purchases, if any, made by the administrator under the plan. For more details about the plan, see “Dividend Reinvestment Plan” in the accompanying prospectus.

(4)	“Net assets attributable to common stock” equals the weighted average net assets for the three months ended March 31, 2023, which is approximately $1,447.5 million.
(5)

“Operating expenses” represents our estimated annualized operating expenses, based on actual operating expenses incurred for the three months ended March 31, 2023. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, “Executive Officers,” and “Executive Compensation” in our most recent Definitive Proxy Statement on Schedule 14A.

(6)

We do not have an investment adviser and are internally managed by our executive officers under the supervision of our Board of Directors. As a result, we do not pay investment advisory fees, but instead we pay the operating costs associated with employing investment management professionals.

(7)	“Interest and fees paid in connection with borrowed funds” represents our estimated annualized interest, fees, and credit facility expenses using actuals from the three months ended March 31, 2023.
(8)	“Acquired fund fees and expenses” represent the estimated annualized indirect expense incurred due to investments in other investment companies and private funds.
(9)

“Total annual expenses” is the sum of “Operating expenses”, “Interest and fees paid in connection with borrowed funds”, and “Acquired fund fees and expenses”. “Total annual expenses” is presented as a percentage of weighted average net assets attributable to common stockholders because the holders of shares of our common stock (and not the holders of our debt securities or preferred stock, if any) bear all of our fees and expenses, including the fees and expenses of our wholly-owned consolidated subsidiaries, all of which are included in this fee table presentation.

EXAMPLE

The below example is intended to help you understand the cumulative expenses that you would pay on a $1,000 investment in our common stock over a 1-, 3-, 5- and 10-year period. These hypothetical expenses assume a 5% annual return on your investment, annual operating expenses of 5.70% (from the above table) and that we incur no additional leverage and that all dividends are reinvested in additional shares of common stock. Actual expenses, returns, operating expenses, leverage levels, dividend amounts and dividend treatment may all differ.

1 Year	3 Years	5 Years	10 Years
$ 125	$ 315	$ 485	$ 829

USE OF PROCEEDS

Sales of our common stock, if any, under the Offering Materials may be made in negotiated transactions or transactions that are deemed to be “at the market” (as defined in Rule 415 of the Securities Act). “At the market” transactions may be made directly on the NYSE or another securities exchange or through a market maker (other than a securities exchange). There is no guarantee that any such sales will be made.

The last reported sale price on the NYSE of our common stock on May 3, 2023 was $12.91 per share. If we sell all 25,000,000 shares of common stock offered under the Offering Materials at $12.91 per share, we estimate that the net proceeds of this offering will be approximately $322.75 million, after deducting the estimated sales commission payable to the Sales Agents and our estimated offering expenses. Actual sales and net proceeds (if any) may be more or less than these estimated amounts and depend, among other things, the market price of our common stock at the time of any sales.

We intend to use the net proceeds from this offering to fund investments in debt and equity securities in accordance with our investment objectives, to make acquisitions, to retire certain debt obligations and for other general corporate purposes.

We intend to seek to invest the net proceeds received in this offering, consistent with our investment objective, as promptly as practicable after we receive them. We anticipate that substantially all of the net proceeds from any sales of our common stock will be used as described above within 3 to 6 months, depending on market conditions. We anticipate that the remainder will be used for working capital and general corporate purposes, including potential payments or distributions to stockholders. Until we use or invest proceeds in this manner, we will invest a portion of the net proceeds of any sales primarily in cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment. Our ability to achieve our investment objectives may be limited to the extent that the net proceeds of any sales, pending full investment, are held in lower yielding short-term instruments.

CAPITALIZATION

We are offering to sell up to 25,000,000 shares of our common stock from time to time through our Sales Agents, Jefferies LLC and JMP Securities LLC. The below table assumes that we will sell all 25,000,000 shares at a price of $12.91 per share (the last reported sale price per share of our common stock on the NYSE on May 3, 2023). However, there is no guarantee that there will be any sales of our common stock. Actual sales, if any, may be less than as shown in the below table. In addition, the price per share of any such sale may be greater or less than $12.91 depending on the market price of our common stock at the time of any such sale. The following table sets forth our capitalization as of March 31, 2023, on an actual basis and on an as adjusted basis, giving effect to the issuance of 25,000,000 shares of common stock at a price of $12.91 per share, less commissions and expenses. The adjusted information is illustrative only.

This table should be read in conjunction with “Use of Proceeds” included in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes thereto included in the accompanying prospectus.

	As of March 31, 2023
	Actual	As Adjusted
	(unaudited, in thousands)

Investments at fair value	$3,130,178	$3,130,178

Cash and cash equivalents	71,129	435,147

Liabilities(1):

Accounts payable and accrued liabilities	$33,368	$33,368

Operating lease liability	4,966	4,966

SBA Debentures	169,881	169,881

July 2024 Notes	104,607	104,607

February 2025 Notes	49,780	49,780

June 2025 Notes	69,636	69,636

June 2025 3-Year Notes	49,655	49,655

March 2026 A Notes	49,724	49,724

March 2026 B Notes	49,699	49,699

September 2026 Notes	321,603	321,603

January 2027 Notes	344,937	344,937

2031 Asset-Backed Notes	148,104	148,104

2033 Notes	38,853	38,853

MUFG Bank Facility	121,000	121,000

SMBC Facility	197,000	197,000

Total liabilities	$1,752,813	$1,752,813

Net assets:

Common stock, par value $0.001 per share; 200,000,000 shares authorized; 138,596,438 shares issued and outstanding, actual, 167,429,562 shares issued and outstanding, as adjusted, respectively	$139	$168

Capital in excess of par value	1,409,168	1,773,157

Total distributable earnings	89,699	89,699

Total net assets	$1,499,006	$1,863,024

Total capitalization	$3,251,819	$3,615,837

(1)	The above table reflects the carrying value of indebtedness outstanding as of March 31, 2023. Principal amounts of indebtedness as of March 31, 2023, were as follows:

SBA Debentures	$175,000	September 2026 Notes	$325,000

July 2024 Notes	$105,000	January 2027 Notes	$350,000

February 2025 Notes	$50,000	2031 Asset-Backed Notes	$150,000

June 2025 Notes	$70,000	2033 Notes	$40,000

June 2025 3-Year Notes	$50,000	MUFG Bank Facility	$121,000

March 2026 A Notes	$50,000	SMBC Facility	$197,000

March 2026 B Notes	$50,000

PLAN OF DISTRIBUTION

Jefferies LLC and JMP Securities LLC are acting as our Sales Agents in connection with the offer and sale of shares of our common stock under the Offering Materials. Any such sales may be made in negotiated transactions or transactions that are deemed to be “at the market” (as defined in Rule 415 of the Securities Act). “At the market” transactions may be made directly on the NYSE or another securities exchange or through a market maker (other than a securities exchange). Any such sales of our common stock may be made at prices related to the prevailing market price or at negotiated prices.

Upon written instructions from us, the Sales Agents will use their commercially reasonable efforts, consistent with their sales and trading practices, to sell our common stock under the terms and subject to the conditions in the Equity Distribution Agreements. We will indicate to the Sales Agents how much common stock they may sell as our agents and may instruct the Sales Agents not to sell common stock if the sales cannot be effected at or above a price we select. We or the Sales Agents may suspend the offering of common stock upon proper notice and subject to other conditions.

We are not generally able to sell our common stock at a price per share below NAV unless our Board determines that such sale is in the best interests of our stockholders and if stockholders (including a majority of those stockholders that are unaffiliated with us) approve the sale. Any sale or other issuance of shares of our common stock at a price below NAV per share would result in an immediate dilution to your interest in our common stock and a reduction of our NAV per share.

We do not currently have authorization from our stockholders to issue common stock at a price below our then current NAV per share but are seeking to obtain this authorization in connection with our Annual Meeting in 2023, and may seek to obtain this authorization in the future. For more information about the impact of the sale of our common stock at a price per share below NAV, please see “Sales of Common Stock Below Net Asset Value” beginning on page 45 of the accompanying prospectus.

The Sales Agents will provide written confirmation of a sale to us no later than the opening of the trading day on the NYSE following each trading day in which shares of our common stock are sold under the Equity Distribution Agreements. Each confirmation will include the number of shares of common stock sold on the preceding day, the net proceeds to us and the compensation payable by us to the Sales Agents in connection with the sales.

Settlement for sales of shares of common stock will occur on the second trading day following the date on which such sales are made, or on some other date that is agreed upon by us and the Sales Agents in connection with a particular transaction, or required by law, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report, at least quarterly, the number of shares of our common stock sold through the Sales Agents under the Equity Distribution Agreements and the net proceeds to us.

We will reimburse the Sales Agents for all reasonable and documented fees and disbursements of their counsel in connection with the Equity Distribution Agreements provided that such reimbursement will not exceed (i) $75,000 in connection with the preparation of the Equity Distribution Agreements and the commencement of this offering and (ii) an aggregate amount of $15,000 on each Representation Date (as defined in the Equity Distribution Agreements) thereafter.

The amount of each Sales Agent’s commission will be negotiated from time to time but will never exceed 2.0% of the gross sales price of common stock sold through the Sales Agent under the applicable Equity Distribution Agreement. We estimate that the total expenses for the offering, excluding compensation payable to the Sales Agents under the terms of the Equity Distribution Agreements (including reimbursement of the Sales Agents’ counsel fees), will be approximately $245,000, assuming all 25,000,000 shares of common stock are sold. In connection with the sale of the common stock on our behalf, the Sales Agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the Sales Agents’ compensation may be deemed to be underwriting commissions or discounts. We have agreed to indemnify and contribute to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act.

The offering of our shares of common stock pursuant to an Equity Distribution Agreements will terminate upon the termination of an Equity Distribution Agreement. An Equity Distribution Agreement may be terminated by us in our sole discretion under the circumstances specified in the applicable Equity Distribution Agreement by giving notice to the applicable Sales Agent. In addition, a Sales Agent may terminate its Equity Distribution Agreement under the circumstances specified in the applicable Equity Distribution Agreement by giving notice to us.

Potential Conflicts of Interest

Jefferies LLC and JMP Securities LLC, and their respective affiliates, have provided, or may in the future provide, various investment banking, commercial banking, financial advisory, brokerage and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees and expense reimbursement. Jefferies LLC and JMP Securities LLC, and their respective affiliates, may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, Jefferies LLC and JMP Securities LLC, and their respective affiliates, may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our company.

The principal business address of Jefferies LLC is 520 Madison Avenue, New York, NY 10022. The principal business address of JMP Securities LLC is 600 Montgomery Street, Suite 1100, San Francisco, CA 94111.

OUTSTANDING SECURITIES AS OF MARCH 31, 2023

Title of Class	Amount Authorized	Amount Held by Company for its Account	Amount Outstanding

Common Stock, $0.001 par value per share	200,000,000	—	138,596,438 shares

SBA Debentures	175,000,000		$175.0*

4.77% Notes due July 2024	105,000,000	—	$105.0*

4.28% Notes due February 2025	50,000,000	—	$50.0*

4.31% Notes due June 2025	70,000,000	—	$70.0*

6.00% Notes due June 2025	50,000,000	—	$50.0*

4.50% Notes A due March 2026	50,000,000	—	$50.0*

4.55% Notes B due March 2026	50,000,000	—	$50.0*

2.625% Notes due September 2026	325,000,000	—	$325.0*

3.375% Notes due January 2027	350,000,000	—	$350.0*

4.95% Notes due July 2031	150,000,000	—	$150.0*

6.25% Notes due 2033	40,000,000	—	$40.0*

* Aggregate principal amount (in millions)

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Dechert LLP, New York, NY. Certain legal matters in connection with the securities offered hereby will be passed upon for Jefferies LLC and JMP Securities LLC, as Sales Agents, by Skadden, Arps, Slate, Meagher & Flom LLP, Boston, MA.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

We incorporate by reference in this prospectus supplement the documents listed below and any future reports and other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all of the securities offered by this prospectus supplement have been sold or we otherwise terminate the offering of these securities (such reports and other documents deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents); provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K, or other information “furnished” to the SEC pursuant to the Exchange Act will not be incorporated by reference into this prospectus supplement:

Document	Reporting Period	Filing Date
Annual Report on Form 10-K	Year ended December 31, 2022	February 16, 2023
Quarterly Report on Form 10-Q	Quarter ended March 31, 2023	May 4, 2023
Current Report on Form 8-K		January 17, 2023
Current Report on Form 8-K		January 27, 2023
Current Report on Form 8-K		February 16, 2023
Current Report on Form 8-K		March 13, 2023
Current Report on Form 8-K		May 4, 2023
Definitive Proxy Statement		April 28, 2023
The description of our Common Stock referenced in our Registration Statement on Form 8-A (No. 001-35515)		April 17, 2012

Any reports filed by us with the SEC before the date that any offering of any securities by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus.

To obtain copies of these filings, see “Available Information” in this prospectus supplement.

PROSPECTUS

Hercules Capital, Inc.

Common Stock

Preferred Stock

Warrants

Subscription Rights

Debt Securities

Units

This prospectus relates to the offer, from time to time, in one or more offerings or series of shares of our common stock, par value $0.001 per share, preferred stock, par value $0.001 per share, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, subscription rights, debt securities, or units comprised of any combination of the foregoing, which we refer to, collectively, as the “securities.” The preferred stock, debt securities, subscription rights and warrants (including as part of a unit) offered hereby may be convertible or exchangeable into shares of our common stock. We may sell our securities through underwriters or dealers, “at-the-market” to or through a market maker into an existing trading market or otherwise directly to one or more purchasers, including existing stockholders in a rights offering, or through agents or through a combination of methods of sale, including auctions. The identities of such underwriters, dealers, market makers or agents, as the case may be, will be described in one or more supplements to this prospectus. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus.

In the event we offer common stock, the offering price per share will not be less than the net asset value per share of our common stock at the time we make the offering except (1) in connection with a rights offering to our existing stockholders, (2) with the consent of the holders of the majority of our voting securities and approval of our Board of Directors, or (3) under such circumstances as the Securities and Exchange Commission may permit. See “Risk Factors” for more information.

We are a specialty finance company focused on providing senior secured loans to high-growth, innovative venture capital-backed and institutional-backed companies in a variety of technology, life sciences and sustainable and renewable technology industries. We source our investments through our principal office located in Palo Alto, CA, as well as through additional offices in Boston, MA, New York, NY, Bethesda, MD, and San Diego, CA. Our goal is to be the leading structured debt financing provider for venture capital-backed companies in technology-related industries requiring sophisticated and customized financing solutions. We invest primarily in structured debt with warrants and, to a lesser extent, in senior debt and equity investments. Our investment objective is to maximize our portfolio total return by generating current income from our debt investments and capital appreciation from our warrant and equity investments.

We use the term “structured debt with warrants” to refer to any debt investment, such as a senior or subordinated secured loan, that is coupled with an equity component, including warrants, options or other rights to purchase or convert into common or preferred stock. Our structured debt with warrants investments typically are secured by some or all of the assets of the portfolio company.

We are an internally-managed, non-diversified closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Our common stock is traded on the New York Stock Exchange, or NYSE, under the symbol “HTGC.” On December 16, 2021, the last reported sale price of a share of our common stock on the NYSE, was $16.20. The net asset value per share of our common stock as of September 30, 2021 (the last date prior to the date of this prospectus on which we determined net asset value) was $11.54.

An investment in our securities may be speculative and involves risks including a heightened risk of total loss of investment. In addition, the companies in which we invest are subject to special risks. See “Risk Factors” on page 11 of this prospectus, in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, in any of our other filings with the Securities and Exchange Commission, and in any applicable prospectus supplement and in any free writing prospectus to read about risks that you should consider before investing in our securities, including the risk of leverage.

Please read this prospectus and any free writing prospectus before investing and keep it for future reference. It contains important information about us that a prospective investor ought to know before investing in our securities. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission. The information is available free of charge by contacting us at 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301 or by telephone calling collect at (650) 289-3060 or on our website at www.htgc.com. The Securities and Exchange Commission also maintains a website at www.sec.gov that contains such information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of any securities unless accompanied by a prospectus supplement.

The date of this prospectus is December 17, 2021

You should rely only on the information contained in this prospectus, any applicable prospectus supplement, any free writing prospectus, the documents incorporated by reference in this prospectus and any applicable prospectus supplement, or any other information which we have referred you. We have not authorized any dealer, salesperson or other person to provide you with different information or to make representations as to matters not stated in this prospectus or in any free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable prospectus supplement, and any free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. The information in this prospectus, any applicable prospectus supplement, and any free writing prospectus is accurate only as of its date, and under no circumstances should the delivery of this prospectus, any applicable prospectus supplement, or any free writing prospectus or the sale of any securities imply that the information in this prospectus, any applicable prospectus supplement, or any free writing prospectus is accurate as of any later date or that the affairs of Hercules Capital, Inc. have not changed since the date hereof. This prospectus will be updated to reflect material changes.

Hercules Capital, Inc., our logo and other trademarks of Hercules Capital, Inc. mentioned in this prospectus are the property of Hercules Capital, Inc. All other trademarks or trade names referred to in this prospectus are the property of their respective owners.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using the “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, which constitutes a delayed offering in reliance on Rule 415 under the Securities Act, we may offer, from time to time, in one or more offerings or series, our common stock, preferred stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, subscription rights or debt securities on the terms to be determined at the time of the offering. We may sell our securities through underwriters or dealers, “at-the-market” to or through a market maker, into an existing trading market or otherwise directly to one or more purchasers, including existing stockholders in a rights offering, or through agents or through a combination of methods of sale. The securities may be offered at prices and on terms described in one or more supplements to this prospectus. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Such prospectus supplement and/or free writing prospectus (collectively referred to hereinafter as the “prospectus supplement”) may also add, update or change information contained in this prospectus or in the documents we incorporate by reference herein. This prospectus and the prospectus supplement, together with any documents incorporated by reference herein, will include all material information relating to the applicable offering. Please carefully read this prospectus and the prospectus supplement, together with any documents incorporated by reference in this prospectus and the applicable prospectus supplement, any exhibits and the additional information described under the headings “Available Information,” “Incorporation of Certain Information By Reference,” “Prospectus Summary” and “Risk Factors” before you make an investment decision.

PROSPECTUS SUMMARY

This summary highlights some of the information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that you may want to consider. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included or incorporated by reference in this prospectus and the accompanying prospectus supplement. In this prospectus, unless the context otherwise requires, the “Company,” “Hercules,” “HTGC,” “we,” “us” and “our” refer to Hercules Capital, Inc. and its wholly owned subsidiaries and its affiliated securitization trusts.

THE COMPANY

Overview

We are a specialty finance company focused on providing senior secured loans to high-growth, innovative venture capital-backed and institutional-backed companies in a variety of technology, life sciences and sustainable and renewable technology industries. We source our investments through our principal office located in Palo Alto, CA, as well as through additional offices in Boston, MA, New York, NY, Bethesda, MD, and San Diego, CA.

Our goal is to be the leading structured debt financing provider for venture capital-backed companies in technology-related industries requiring sophisticated and customized financing solutions. Our strategy is to evaluate and invest in a broad range of technology-related industries including technology, drug discovery and development, biotechnology, life sciences, healthcare, and sustainable and renewable technology and to offer a full suite of growth capital products. We focus our investments in companies active in the technology industry sub-sectors characterized by products or services that require advanced technologies, including, but not limited to, computer software and hardware, networking systems, semiconductors, semiconductor capital equipment, information technology infrastructure or services, internet consumer and business services, telecommunications, telecommunications equipment, renewable or alternative energy, media and life sciences. Within the life sciences sub-sector, we generally focus on medical devices, bio-pharmaceutical, drug discovery, drug delivery, drug development, health care services and information systems companies. Within the sustainable and renewable technology sub-sector, we focus on sustainable and renewable energy technologies and energy efficiency and monitoring technologies. We refer to all of these companies as “technology-related” companies and intend, under normal circumstances, to invest at least 80% of the value of our total assets in such businesses.

We invest primarily in structured debt with warrants and, to a lesser extent, in senior debt and equity investments. We invest primarily in private companies but also have investments in public companies. We use the term “structured debt with warrants” to refer to any debt investment, such as a senior or subordinated secured loan, that is coupled with an equity component, including warrants, options or other rights to purchase or convert into common or preferred stock. Our structured debt with warrants investments typically are secured by some or all of the assets of the portfolio company. We also provide “unitranche” loans, which are loans that combine both senior and mezzanine debt, generally in a first lien position.

Our investment objective is to maximize our portfolio total return by generating current income from our debt investments and capital appreciation from our warrant and equity investments. Our primary business objectives are to increase our net income, net operating income and net asset value, or NAV, by investing in structured debt with warrants and equity of venture capital-backed companies in technology-related industries with attractive current yields and the potential for equity appreciation and realized gains. Our equity ownership in our portfolio companies may exceed 25% of the voting securities of such companies, which represents a controlling interest under the Investment Company Act of 1940, as amended, or the 1940 Act. In some cases, we receive the right to make additional equity investments in our portfolio companies in connection with future equity financing rounds. Capital that we provide directly to venture capital-backed companies in technology-related industries is generally used for growth and general working capital purposes as well as in select cases for acquisitions or recapitalizations.

In May 2020, Hercules Adviser LLC, or Adviser Subsidiary, was formed as our wholly owned Delaware limited liability subsidiary to provide investment advisory and related services to investment vehicles, or Adviser Funds, owned by one or more unrelated third-party investors, or External Parties. The Adviser Subsidiary will receive fee income for the services provided to Adviser Funds. We were granted no-action relief by the staff of the Securities and Exchange Commission, or SEC, to allow the Adviser Subsidiary to register as a registered investment adviser under the Investment Advisers Act of 1940, as amended.

See “Business” in our most recent Annual Report on Form 10-K for additional information about us.

Corporate Information

We are an internally-managed, non-diversified, closed-end investment company that has elected to be regulated as a business development company, or a BDC, under the 1940 Act. Effective January 1, 2006, we elected to be treated for tax purposes as a regulated investment company, or RIC, under the Internal Revenue Code of 1986, as amended, or the Code.

As a RIC, we generally will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain (i.e., net realized long-term capital gains in excess of net realized short-term capital losses) we distribute (or are deemed to distribute) as dividends for U.S. federal income tax purposes to stockholders with respect to that taxable year. We will be subject to a 4% non-deductible U.S. federal excise tax on certain undistributed income and gains unless we make distributions treated as dividends for U.S. federal income tax purposes in a timely manner to our stockholders in respect of each calendar year subject to certain requirements as defined for RICs. See “Certain United States Federal Income Tax Considerations” in our most recent Annual Report on Form 10-K incorporated by reference herein for additional information about our tax requirements. Additionally, we have established wholly-owned subsidiaries that are not consolidated for income tax purposes and may generate income tax expense, or benefit, and tax assets and liabilities as a result of their ownership of certain portfolio investments.

We are a Maryland corporation formed in December 2003 that began investment operations in September 2004. Our principal executive offices are located at 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301, and our telephone number is (650) 289-3060.

Risk Factors

Investing in Hercules involves risks. The following is a summary of the principal risks that you should carefully consider before investing in our securities. In addition, see “Risk Factors” beginning on page 11 and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q incorporated by reference herein for a more detailed discussion of the principal risks as well as certain other risks you should carefully consider before deciding to invest in our securities.

•

As an internally managed BDC, we are subject to certain restrictions that may adversely affect our business and are dependent upon the availability of key management personnel for our future success. If we are not able to hire and retain qualified personnel, or if we lose any member of our senior management team, our ability to implement our business strategy could be significantly harmed.

•

Our business model depends (to a significant extent) upon strong referral relationships with venture capital and private equity fund sponsors, and our inability to develop or maintain these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

•	We operate in a highly competitive market for investment opportunities.

•

Regulations governing our operations as a BDC may affect our ability to, and the manner in which, we raise additional capital. If additional funds are unavailable or not available on favorable terms, our ability to grow will be impaired.

•	Our operating flexibility and financial condition could be negatively affected if we fail to qualify as a BDC or RIC.

•

Our executive officers and employees, through Adviser Subsidiary, are expected to manage other investment funds or accounts, including External Parties, that operate in the same or a related line of business as we do, which may result in significant conflicts of interest.

•	Our investments in Adviser Funds managed by our Adviser Subsidiary may create conflicts of interests.

•	Our revenues and results of operations relating to our Adviser Subsidiary’s business depend on the management fees and performance fees received from Adviser Funds.

•	Because we have substantial indebtedness, there could be increased risk in investing in our company.

•	There is a risk that you may not receive distributions or that our distributions may not grow over time.

•	We are exposed to risks associated with changes in interest rates.

•	The discontinuation of LIBOR may affect the value of the financial obligations to be held or issued by us that are linked to LIBOR.

•	Our financial results could be negatively affected if a significant portfolio investment fails to perform as expected.

•	Our investments may be in portfolio companies that have limited operating histories and resources.

•

Our investment strategy focuses on technology-related companies, which are subject to many risks, including volatility, intense competition, shortened product life cycles, changes in regulatory and governmental programs and periodic downturns, and you could lose all or part of your investment.

•	Price declines and illiquidity in the corporate debt markets could adversely affect the fair value of our portfolio investments, reducing our NAV through increased net unrealized depreciation.

•

Economic recessions or slowdowns could impair the ability of our portfolio companies to repay loans, which, in turn, could increase our non-performing assets, decrease the value of our portfolio, reduce our volume of new loans and have a material adverse effect on our results of operations.

•

Our portfolio companies may be unable to repay or refinance outstanding principal on their loans at or prior to maturity, and rising interest rates may make it more difficult for portfolio companies to make periodic payments on their loans.

•

Any unrealized depreciation we experience on our investment portfolio may be an indication of future realized losses, which could reduce our income available for distribution and could impair our ability to service our borrowings.

•	A lack of IPO or merger and acquisition opportunities may cause companies to stay in our portfolio longer, leading to lower returns, unrealized depreciation, or realized losses.

•

The majority of our portfolio companies will need multiple rounds of additional financing to repay their debts to us and continue operations. Our portfolio companies may not be able to raise additional financing, which could harm our investment returns.

•

If the assets securing the loans that we make decrease in value, then we may lack sufficient collateral to cover losses. We may suffer a loss if a portfolio company defaults on a loan and the underlying collateral is not sufficient.

•

An investment strategy focused on privately-held companies presents certain challenges, including the lack of available information about these companies, a dependence on the talents and efforts of only a few key portfolio company personnel, and a greater vulnerability to economic downturns.

•

If our portfolio companies are unable to protect their intellectual property rights or are required to devote significant resources to protecting their intellectual property rights, then our investments could be harmed.

•	We generally will not control our portfolio companies.

•	The lack of liquidity in our investments may adversely affect our business and, if we need to sell any of our investments, we may not be able to do so at a favorable price.

•	Our warrant and equity-related investments are highly speculative, and we may not realize gains from these investments.

•	Prepayments of our debt investments by our portfolio companies could adversely impact our results of operations and reduce our return on equity.

•	Our common stock may trade below its NAV per share, which limits our ability to raise additional equity capital.

•	Our common stock price has been and continues to be volatile and may decrease substantially.

•

The effects of the outbreak of COVID-19 have negatively affected the global economy and the United States economy, and may disrupt our operations, which could have an adverse effect on our business, financial condition and results of operations.

•	We may be the target of litigation.

•	Changes in laws or regulations governing our business could negatively affect the profitability of our operations.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also have a material adverse effect on our business, financial condition and/or operating results.

OFFERINGS

We may offer, from time to time, in one or more offerings or series, our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, or units comprised of any combination of the foregoing, on terms to be determined at the time of the offering. We will offer our securities at prices and on terms to be set forth in one or more supplements to this prospectus. The offering price per share of our common stock, less any underwriting commissions or discounts, generally will not be less than the net asset value per share of our common stock at the time of an offering. However, we may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our net asset value per share (a) in connection with a rights offering to our existing stockholders, (b) with the prior approval of the majority of our common stockholders or (c) under such other circumstances as the SEC may permit. Any such issuance of shares of our common stock below net asset value may be dilutive to the net asset value of our common stock. See “Risk Factors—Risks Relating to Our Securities” in our most recent Annual Report on Form 10-K as well as “Risk Factors” included in this prospectus.

We may offer our securities directly to one or more purchasers, including existing stockholders in a rights offering, through agents that we designate from time to time or to or through underwriters or dealers. The prospectus supplement relating to each offering will identify any agents or underwriters involved in the sale of our securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.” We may not sell any of our securities through agents, underwriters or dealers without delivery of a prospectus supplement describing the method and terms of the offering of our securities. Set forth below is additional information regarding offerings of our securities:

Use of proceeds	Unless otherwise specified in a prospectus supplement or any free writing prospectus relating to an offering, we intend to use the net proceeds from selling our securities to fund investments in debt and equity securities in accordance with our investment objectives, to make acquisitions, to retire certain debt obligations and for other general corporate purposes. Each supplement to this prospectus relating to an offering will more fully identify the use of the proceeds from such offering. See “Use of Proceeds.”

Distributions	Subject to applicable legal restrictions and the sole discretion of our board of directors, we intend to declare and pay regular cash distributions on a quarterly basis. From time to time, we may also pay special interim distributions in the form of cash or shares of our common stock at the discretion of our board of directors. The timing and amount of any future distributions to stockholders are subject to applicable legal restrictions and the sole discretion of our board of directors. See “Price Range of Common Stock and Distributions.”

Taxation	We have elected to be subject to tax as a RIC under Subchapter M of the Code. As a RIC, we generally will not be subject to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we timely distribute each tax year as distributions for U.S. federal income tax purposes to our stockholders. To qualify for and maintain our qualification as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described herein). See “Material U.S. Federal Income Tax Considerations.”

Distribution reinvestment plan	We have adopted a dividend reinvestment plan, through which all distributions are paid to our stockholders in the form of additional shares of our common stock, unless a stockholder elects to receive cash as provided below. In this way, a stockholder can maintain an undiluted investment in our common stock and still allow us to pay out the required distributable income. See “Dividend Reinvestment Plan” below.

NYSE Trading Symbol	“HTGC”

Leverage	We borrow funds to make additional investments. We use this practice, which is known as “leverage,” to attempt to increase returns to our stockholders, but it involves significant risks. See “Risk Factors” and “Senior Securities”. We are currently allowed to borrow amounts such that our asset coverage, as calculated pursuant to the Investment Company Act, equals at least 150% after such borrowing. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Financial Condition, Liquidity and Capital Resources” in our most recent Annual Report on Form 10-K and “ Discussion and Analysis of Financial Condition and Results of Operations-Financial Condition, Liquidity and Capital Resources” in our most recent Quarterly Report on Form 10-Q.

Available information	We file annual, quarterly and current periodic reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s Internet website at http://www.sec.gov. We maintain a website on the Internet at www.htgc.com. Except for the documents incorporated by reference into this prospectus, the information on our website is not part of this prospectus. We make available, free of charge, on our website our proxy statement, annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. See “Available Information.”

Incorporation by reference	This prospectus is part of a registration statement that we have filed with the SEC. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. See “Incorporation by Reference.”

FEES AND EXPENSES

The following table is intended to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. However, we caution you that some of the percentages indicated in the table below are estimates and may vary. The footnotes to the fee table state which items are estimates. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “you” or “us” or that “we” will pay fees or expenses, stockholders will indirectly bear such fees or expenses as investors in Hercules Capital, Inc.

Stockholder Transaction Expenses (as a percentage of the public offering price):
Sales load (as a percentage of offering price)(1)	—%
Offering expenses	—	%(2)
Dividend reinvestment plan fees	—	%(3)

Total stockholder transaction expenses (as a percentage of the public offering price)	—	%(4)

Annual Expenses (as a percentage of net assets attributable to common stock):(5)
Operating expenses	5.01	%(6)(7)
Interest and fees paid in connection with borrowed funds	4.92	%(8)
Acquired fund fees and expenses	0.01	%(10)

Total annual expenses	9.94	%(9)

(1)	In the event that our securities are sold to or through underwriters, a corresponding prospectus supplement to this prospectus will disclose the applicable sales load.
(2)	In the event that we conduct an offering of our securities, a corresponding prospectus supplement to this prospectus will disclose the estimated offering expenses.
(3)

The expenses associated with the administration of our dividend reinvestment plan are included in “Operating expenses.” We pay all brokerage commissions incurred with respect to open market purchases, if any, made by the administrator under the plan. For more details about the plan, see “Dividend Reinvestment Plan.”

(4)	Total stockholder transaction expenses may include sales load and will be disclosed in a future prospectus supplement, if any.
(5)	“Net assets attributable to common stock” equals the weighted average net assets for the nine months ended September 30, 2021, which is approximately $1,327.7 million.
(6)

“Operating expenses” represents our estimated operating expenses by annualizing our actual incurred for the nine months ended September 30, 2021, including all fees and expenses of our consolidated subsidiaries and excluding interests and fees on our debt.

(7)

We do not have an investment adviser and are internally managed by our executive officers under the supervision of our Board of Directors. As a result, we do not pay investment advisory fees, but instead we pay the operating costs associated with employing investment management professionals.

(8)

“Interest and fees paid in connection with borrowed funds” represents our estimated interest, fees and credit facility expenses by annualizing our actual interest, fees and credit facility expenses incurred for the nine months ended September 30, 2021.

(9)

“Total annual expenses” is the sum of “operating expenses,” “interest and fees paid in connection with borrowed funds,” and “Acquired fund fees and expenses.” “Total annual expenses” is presented as a percentage of weighted average net assets attributable to common stockholders because the holders of shares of our common stock (and not the holders of our debt securities or preferred stock, if any) bear all of our fees and expenses, including the fees and expenses of our wholly-owned consolidated subsidiaries, all of which are included in this fee table presentation.

(10)	Acquired fund fees and expenses represent the estimated indirect expense incurred due to investments in other investment companies and private funds.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. These amounts are based upon our payment of annual operating expenses at the levels set forth in the table above and assume no additional leverage.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 common stock investment, assuming a 5% annual return	$97	$277	$440	$784

The example and the expenses in the tables above should not be considered a representation of our future expenses, and actual expenses may be greater or lesser than those shown. Moreover, while the example assumes, as required by the applicable rules of the SEC, a 5% annual return, our performance will vary and may result in a return greater or lesser than 5%. In addition, while the example assumes reinvestment of all distributions at NAV, participants in our dividend reinvestment plan may receive shares valued at the market price in effect at that time. This price may be at, above or below NAV. See “Dividend Reinvestment Plan” for additional information regarding our dividend reinvestment plan.

FINANCIAL HIGHLIGHTS

The financial data set forth in the following table as of and for the years ended December 31, 2020, 2019, 2018, 2017, 2016, 2015, 2014, 2013, 2012 and 2011 are derived from our consolidated financial statements. The financial data as of and for the years ended December 31, 2020, 2019, 2018, 2017 and 2016, are derived from our consolidated financial statements, which have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose report thereon is incorporated by reference in this prospectus. The financial data as of and for the years ended December 31, 2015, 2014, 2013, 2012, and 2011 are derived from audited consolidated financial statements not incorporated by reference in this prospectus, which may be obtained from www.sec.gov or upon request. The financial data set forth in the following table as of and for the nine months ended September 30, 2021 is derived from our unaudited consolidated financial statements, but in the opinion of management, reflects all adjustments (consisting only of normal recurring adjustments) that are necessary to present fairly the results of such interim period. Interim results as of and for the nine months ended September 30, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2021. You should read these financial highlights in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus, any documents incorporated by reference in this prospectus, our most recent Annual Report on Form 10-K, or our Quarterly Reports on Form 10-Q incorporated by reference herein.

	As of and for the nine months ended September 30, 2021	Year Ended December 31,
		2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Per share data(1):
Net asset value at beginning of period	$11.26	$10.55	$9.90	$9.96	$9.90	$9.94	$10.18	$10.51	$9.75	$9.83	$9.50
Net investment income	0.95	1.39	1.41	1.20	1.17	1.36	1.06	1.16	1.24	0.98	0.92
Net realized gain (loss)	0.12	(0.50)	0.16	(0.12)	(0.32)	0.06	0.07	0.32	0.25	0.06	0.06
Net unrealized appreciation (depreciation) on investments	0.40	1.13	0.14	(0.23)	0.11	(0.49)	(0.51)	(0.33)	0.20	(0.09)	0.11

Total from investment operations	1.47	2.02	1.71	0.85	0.96	0.93	0.62	1.15	1.69	0.95	1.09
Net increase (decrease) in net assets from capital share transactions(1)	(0.11)	0.01	0.20	0.23	0.26	0.18	0.26	(0.37)	0.10	(0.14)	0.07
Distributions of net investment income(6)	(1.06)	(1.03)	(1.15)	(1.26)	(1.07)	(1.14)	(1.26)	(1.27)	(1.13)	(0.98)	(0.90)
Distributions of capital gains(6)	(0.09)	(0.36)	(0.18)	—	(0.18)	(0.11)	—	—	—	—	—
Stock-based compensation expense included in investment income(2)	0.07	0.07	0.07	0.12	0.09	0.10	0.14	0.16	0.10	0.09	0.07

Net asset value at end of period	$11.54	$11.26	$10.55	$9.90	$9.96	$9.90	$9.94	$10.18	$10.51	$9.75	$9.83

Ratios and supplemental data:
Per share market value at end of period	$16.61	$14.42	$14.02	$11.05	$13.12	$14.11	$12.19	$14.88	$16.40	$11.13	$9.44
Total return(3)	23.05%	14.31%	39.36%	(7.56%)	1.47%	26.87%	(9.70%)	(1.75%)	58.49%	28.28%	(0.83%)
Shares outstanding at end of period	115,925	114,726	107,364	96,501	84,424	79,555	72,118	64,715	61,837	52,925	43,853
Weighted average number of common shares outstanding	114,590	111,985	101,132	90,929	82,519	73,753	69,479	61,862	58,838	49,068	42,988
Net assets at end of period	$1,337,532	$1,291,704	$1,133,049	$955,444	$840,967	$787,944	$717,134	$658,864	$650,007	$515,968	$431,041
Ratio of total expense to average net assets(4)	9.93%	11.30%	11.95%	10.73%	11.37%	11.25%	11.55%	10.97%	11.06%	10.28%	9.61%
Ratio of net investment income before investment gains and losses to average net assets(4)	11.01%	13.64%	13.74%	11.78%	11.61%	13.65%	10.15%	10.94%	12.12%	10.01%	9.45%
Portfolio turnover rate(5)	33.14%	32.38%	31.30%	38.76%	49.03%	36.22%	46.34%	56.15%	56.05%	N/A	N/A
Weighted average debt outstanding	$1,246,769	$1,309,903	$1,177,379	$826,931	$784,455	$635,365	$615,198	$535,127	$580,053	$360,857	$238,873
Weighted average debt per common share	$10.88	$11.70	$11.64	$9.09	$9.51	$8.61	$8.85	$8.65	$9.86	$7.35	$5.56

(1)

All per share activity is calculated based on the weighted average shares outstanding for the relevant period, except net increase (decrease) in net assets from capital share transactions, which is based on the common shares outstanding as of the relevant balance sheet date.

(2)

Stock option expense is a non-cash expense that has no effect on net asset value. Pursuant to ASC Topic 718, net investment income includes the expense associated with the granting of stock options which is offset by a corresponding increase in paid-in capital.

(3)

The total return for the nine months ended September 30, 2021 and the years ended December 31, 2020, 2019, 2018, 2017, 2016, 2015, 2014, 2013, 2012 and 2011 equals to the change in the ending market value over the beginning of the period price per share plus distributions paid per share during the period, divided by the beginning price assuming the distribution is reinvested on the date of the distribution. As such, the total return is not annualized. The total return does not reflect any sales load that must be paid by investors.

(4)	The ratios are calculated based on weighted average net assets for the relevant period and are annualized.
(5)

The portfolio turnover rate for the nine months ended September 30, 2021 and the years ended December 31, 2020, 2019, 2018, 2017, 2016, 2015, 2014, 2013, 2012 and 2011 equals to the lesser of investment portfolio purchases or sales during the period, divided by the average investment portfolio value during the period. As such, portfolio turnover rate is not annualized.

(6)	Includes distributions on unvested restricted stock awards.

RISK FACTORS

You should carefully consider the risk factors described below, and in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and the risks discussed in the section titled “Item 1A. Risk Factors” in our Annual Report on Form 10-K, the section titled “Item 1A. Risk Factors,” which are incorporated by reference herein, in our Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus or any prospectus supplement, together with all of the other information included in this prospectus, the accompanying prospectus supplement and any documents incorporated by reference herein, including our consolidated financial statements and the related notes thereto, before you decide whether to make an investment in our securities. The risks set out below and described in such documents are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. If any of the following events occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the net asset value of our common stock and the trading price, if any, of our securities could decline, and you may lose all or part of your investment.

Investors in offerings of our common stock will likely incur immediate dilution upon the closing of such offering.

We generally expect the public offering price of any offering of shares of our common stock to be higher than the book value per share of our outstanding common stock (unless we offer shares pursuant to a rights offering or after obtaining prior approval for such issuance from our stockholders and our independent directors). Accordingly, investors purchasing shares of our common stock in offerings pursuant to this prospectus may pay a price per share that exceeds the tangible book value per share after such offering.

Your interest in us may be diluted if you do not fully exercise your subscription rights in any rights offering. In addition, if the subscription price is less than our net asset value per share, then you will experience an immediate dilution of the aggregate net asset value of your shares.

In the event we issue subscription rights, stockholders who do not fully exercise their subscription rights should expect that they will, at the completion of a rights offering pursuant to this prospectus, own a smaller proportional interest in us than would otherwise be the case if they fully exercised their rights. We cannot state precisely the amount of any such dilution in share ownership because we do not know at this time what proportion of the shares will be purchased as a result of such rights offering.

In addition, if the subscription price is less than the net asset value per share of our common stock, then our stockholders would experience an immediate dilution of the aggregate net asset value of their shares as a result of the offering. The amount of any decrease in net asset value is not predictable because it is not known at this time what the subscription price and net asset value per share will be on the expiration date of a rights offering or what proportion of the shares will be purchased as a result of such rights offering. Such dilution could be substantial. See “Risk Factors—Risks Relating to Our Securities—We have received the approval from our stockholders to issue shares of our common stock at prices below the then current NAV per share of our common stock, subject to certain limitations and with the approval from our independent directors. If we receive such approval from the independent directors, we may periodically issue shares of our common stock at a price below the then current NAV per share of common stock. Any such issuance could materially dilute your interest in our common stock and reduce our NAV per share.” in our most recent Annual Report on Form 10-K and “Sales of Common Stock Below Net Asset Value” below.

We may initially invest a portion of the net proceeds of offerings pursuant to this prospectus primarily in high-quality short-term investments, which will generate lower rates of return than those expected from the interest generated on first and second lien senior secured loans and mezzanine debt.

We may initially invest a portion of the net proceeds of offerings pursuant to this prospectus primarily in cash, cash equivalents, U.S. government securities and other high-quality short-term investments. These securities generally earn yields substantially lower than the income that we anticipate receiving once we are fully invested in accordance with our investment objective. As a result, we may not, for a time, be able to achieve our investment objective and/or we may need to, for a time, decrease the amount of any dividend that we may pay to our stockholders to a level that is substantially lower than the level that we expect to pay when the net proceeds of offerings are fully invested in accordance with our investment objective. If we do not realize yields in excess of our expenses, we may incur operating losses and the market price of our shares may decline.

Our stockholders may receive shares of our common stock as dividends, which could result in adverse cash flow consequences to them.

In order to satisfy the Annual Distribution Requirement applicable to RICs, we have the ability to declare a large portion of a dividend in shares of our common stock instead of in cash. As long as a portion of such dividend is paid in cash (which portion could be as low as 20%) and certain requirements are met, the entire distribution would be treated as a dividend for U.S. federal income tax purposes. As a result, a stockholder would be taxed on 100% of the fair market value of the shares received as part of the dividend on the date a stockholder received it in the same manner as a cash dividend, even though most of the dividend was paid in shares of our common stock.

We cannot predict how tax reform legislation will affect us, our investments, or our stockholders, and any such legislation could adversely affect our business.

Legislative or other actions relating to taxes could have a negative effect on us. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service (“IRS”) and the U.S. Treasury Department. In December 2017, the U.S. House of Representatives and U.S. Senate passed tax reform legislation the Tax Cuts and Jobs Act, which the President signed into law. Such legislation has made many changes to the Code, including significant changes to the taxation of business entities, the deductibility of interest expense, and the tax treatment of capital investment. We cannot predict with certainty how any changes in the tax laws might affect us, our stockholders, or our portfolio investments. New legislation and any U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation could significantly and negatively affect our ability to qualify for tax treatment as a RIC or the U.S. federal income tax consequences to us and our stockholders of such qualification, or could have other adverse consequences. Stockholders are urged to consult with their tax advisor regarding tax legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our securities.

FORWARD-LOOKING STATEMENTS

The matters discussed in this prospectus, including the documents that we incorporate by reference herein, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, as well as in future oral and written statements by management of Hercules Capital, Inc., that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Important assumptions include our ability to originate new investments, achieve certain margins and levels of profitability, the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus should not be regarded as a representation by us that our plans or objectives will be achieved. The forward-looking statements contained in this prospectus and any applicable prospectus supplement or free writing prospectus include statements as to:

•	our current and future management structure;

•	our future operating results;

•	our business prospects and the prospects of our prospective portfolio companies;

•	the impact of investments that we expect to make;

•	our informal relationships with third parties including in the venture capital industry;

•	the expected market for venture capital investments and our addressable market;

•	the dependence of our future success on the general economy and its impact on the industries in which we invest;

•	our ability to access debt markets and equity markets;

•	the current and future effects of the COVID-19 pandemic on us and our portfolio companies;

•	the ability of our portfolio companies to achieve their objectives;

•	our expected financings and investments;

•	our regulatory structure and tax status;

•	our ability to operate as a BDC, a SBIC and a RIC;

•	the adequacy of our cash resources and working capital;

•	the timing of cash flows, if any, from the operations of our portfolio companies;

•	the timing, form and amount of any distributions;

•	the impact of fluctuations in interest rates on our business;

•	the valuation of any investments in portfolio companies, particularly those having no liquid trading market; and

•	our ability to recover unrealized depreciation on investments.

You should not place undue reliance on these forward-looking statements. The forward-looking statements made in this prospectus, any free writing prospectus, and the documents incorporated by reference into this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from selling our securities to fund investments in debt and equity securities in accordance with our investment objectives, to make acquisitions, to retire certain debt obligations and for other general corporate purposes. The supplement to this prospectus or any free writing prospectus relating to an offering will more fully identify the use of proceeds from such offering.

We anticipate that substantially all of the net proceeds from any offering of our securities will be used as described above within twelve months, but in no event longer than two years. Pending such uses and investments, we will invest the net proceeds primarily in cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment. Our ability to achieve our investment objective may be limited to the extent that the net proceeds of any offering, pending full investment, are held in lower yielding short-term instruments.

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

Our common stock is traded on the NYSE under the symbol “HTGC.”

The following table sets forth the range of high and low closing sales prices of our common stock, the sales price as a percentage of NAV and the distributions declared by us for each fiscal quarter. The stock quotations are interdealer quotations and do not include markups, markdowns or commissions.

		Price Range		Premium/ Discount of High Sales Price to NAV	Premium/ Discount of Low Sales Price to NAV	Cash Distribution per Share(2)
	NAV(1)	High	Low
2019
First quarter	$10.26	$14.04	$11.23	36.8%	9.5%	$0.330
Second quarter	$10.59	$13.75	$12.57	29.8%	18.7%	$0.340
Third quarter	$10.38	$13.44	$12.66	29.5%	22.0%	$0.350
Fourth quarter	$10.55	$14.44	$12.98	36.9%	23.0%	$0.400
2020
First quarter	$9.92	$15.99	$6.81	61.2%	(31.4)%	$0.320
Second quarter	$10.19	$11.83	$6.64	16.1%	(34.8)%	$0.320
Third quarter	$10.26	$11.97	$10.02	16.7%	(2.3)%	$0.340
Fourth quarter	$11.26	$14.42	$11.13	28.1%	(1.2)%	$0.370
2021
First quarter	$11.36	$16.60	$14.21	45.4%	25.1%	$0.370
Second quarter	$11.71	$17.66	$15.98	50.8%	36.5%	$0.390
Third quarter	$11.54	$17.56	$16.50	52.2%	43.0%	$0.390
Fourth quarter (through December 16, 2021)	*	$18.07	$16.20	*	*	$0.400

(1)

NAV per share is generally determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.

(2)	Represents the dividends or distributions declared in the relevant quarter.
*	NAV has not yet been calculated for this period.
**	Cash distribution per share has not yet been determined for this period.

The last reported price for our common stock on December 16, 2021 was $16.20 per share.

Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount from NAV or at premiums that are unsustainable over the long term are separate and distinct from the risk that our NAV will decrease. At times, our shares of common stock have traded at a premium to NAV and at times our shares of common stock have traded at a discount to the net assets attributable to those shares. It is not possible to predict whether the shares offered hereby will trade at, above, or below NAV.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information contained under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K and of our Quarterly Reports on Form 10-Q are incorporated by reference herein.

PORTFOLIO COMPANIES

The following tables set forth certain information as of September 30, 2021 regarding each portfolio company in which we had a debt or equity investment. Other than these investments, our only formal relationship with our portfolio companies is the offer to make available significant managerial assistance. In addition, we may have board representation or receive rights to observe the Board of Directors’ meetings of our portfolio companies.

As of September 30, 2021

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Type of Investment(1)	Maturity Date	Interest Rate and Floor(2)	Principal Amount	Cost(3)	Value(4)
Debt Investments
Communications & Networking 1-5 Years Maturity

Cytracom Holdings LLC(11)(17)(18) 450 Century Parkway Allen, TX 75013	Senior Secured	February 2025	Interest rate 3-month LIBOR + 9.25% or Floor rate of 10.31%	$9,000	$8,789	$8,797

Rocket Lab Global Services, LLC(14)(16) 3881 McGowen Street Long Beach, CA 90808	Senior Secured	June 2024	Interest rate PRIME + 4.90% or Floor rate of 8.15%, PIK Interest 1.25%, 3.25% Exit Fee	$88,263	87,722	87,722

Subtotal: 1-5 Years Maturity					96,511	96,519

Subtotal: Communications & Networking (7.22%)*					96,511	96,519

Consumer & Business Products
1-5 Years Maturity

Grove Collaborative, Inc.(17)(19) 1301 Sansome Street San Francisco, CA 94111	Senior Secured	April 2025	Interest rate PRIME + 5.50% or Floor rate of 8.75%, 6.75% Exit Fee	$19,600	19,177	19,177

Subtotal: 1-5 Years Maturity					19,177	19,177

Subtotal: Consumer & Business Products (1.43%)*					19,177	19,177

Diversified Financial Services
Under 1 Year Maturity

Newfront(9) 55 2nd Street, Floor 18 San Francisco, CA 94105	Convertible Debt	August 2022	PIK Interest 0.19%	$403	402	403

Subtotal: Under 1 Year Maturity					402	403

1-5 Years Maturity

Gibraltar Business Capital, LLC(7) 400 Skokie Blvd #375 Northbrook, IL 60062	Unsecured	September 2026	Interest rate FIXED 14.50%	$15,000	14,651	13,957
	Unsecured	September 2026	Interest rate FIXED 11.50%	$10,000	9,815	9,446

Total Gibraltar Business Capital, LLC				$25,000	24,466	23,403

Hercules Adviser LLC(7) 400 Hamilton Avenue, Suite 310 Palo Alto, CA 94301	Unsecured	May 2023	Interest rate FIXED 5.00%	$6,100	6,100	6,100

Subtotal: 1-5 Years Maturity					30,566	29,503

Subtotal: Diversified Financial Services (2.24%)*					30,968	29,906

As of September 30, 2021

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Type of Investment(1)	Maturity Date	Interest Rate and Floor(2)	Principal Amount	Cost(3)	Value(4)
Drug Delivery
1-5 Years Maturity

Antares Pharma Inc. (10)(11) 100 Princeton South Suite 300 Ewing, NJ 08628	Senior Secured	July 2024	Interest rate PRIME + 4.50% or Floor rate of 8.50%, 4.03% Exit Fee	$20,000	$20,671	$20,765

Subtotal: 1-5 Years Maturity					20,671	20,765

Subtotal: Drug Delivery (1.55%)*					20,671	20,765

Drug Discovery & Development
Under 1 Year Maturity

Mesoblast (5)(10)(11)(13) 55 Collins Street Melbourne, Victoria, Australia 3000	Senior Secured	March 2022	Interest rate PRIME + 4.95% or Floor rate of 9.70%, 9.40% Exit Fee	$50,000	54,310	54,310

Petros Pharmaceuticals, Inc. (p.k.a. Metuchen Pharmaceuticals LLC) 11 Commerce Drive Cranford, NJ 07016	Senior Secured	December 2021	Interest rate PRIME + 7.25% or Floor rate of 11.50%, 3.05% Exit Fee	$1,741	1,740	1,740

TG Therapeutics, Inc.(10)(13) 787 Seventh Avenue New York, NY 10019	Senior Secured	March 2022	Interest rate PRIME + 4.75% or Floor rate of 10.25%, 3.25% Exit Fee	$15,410	16,298	16,298

Subtotal: Under 1 Year Maturity					72,348	72,348

1-5 Years Maturity

Albireo Pharma, Inc.(10)(11)(17) 50 Milk Street Boston, MA 02109	Senior Secured	July 2024	Interest rate PRIME + 5.90% or Floor rate of 9.15%, 6.95% Exit Fee	$10,000	10,177	10,268

Aldeyra Therapeutics, Inc.(11) 131 Hartwell Ave Lexington, MA 02421	Senior Secured	October 2023	Interest rate PRIME + 3.10% or Floor rate of 8.60%, 6.95% Exit Fee	$15,000	15,579	15,773

Applied Genetic Technologies Corporation(11) 14193 Northwest 119th Terrace Alachua, FL 32615	Senior Secured	April 2024	Interest rate PRIME + 6.50% or Floor rate of 9.75%, 6.95% Exit Fee	$20,000	20,241	20,238

Aveo Pharmaceuticals, Inc.(11)(15) 30 Winter Street Boston, MA 02108	Senior Secured	September 2023	Interest rate PRIME + 6.40% or Floor rate of 9.65%, 6.95% Exit Fee	$35,000	35,603	35,214

Axsome Therapeutics, Inc.(10)(13) 22 Courtlandt St. New York, NY 10007	Senior Secured	October 2025	Interest rate PRIME + 5.90% or Floor rate of 9.15%, 5.82% Exit Fee	$50,000	49,627	51,618

Bicycle Therapeutics PLC(5)(10)(11) Meditrina Building, B900 Cambridge, UK CB22 3AT	Senior Secured	October 2024	Interest rate PRIME + 5.60% or Floor rate of 8.85%, 5.00% Exit Fee	$24,000	24,182	24,153

BiomX, INC (5)(10) 7 Pinhas Sapir St., 2nd Floor Ness Ziona, Israel 7403635	Senior Secured	September 2025	Interest rate PRIME + 5.70% or Floor rate of 8.95%, 6.55% Exit Fee	$9,000	8,927	8,927

BridgeBio Pharma LLC(12)(13)(16)(17) 421 Kipling Street Palo Alto, CA 94301	Senior Secured	May 2025	Interest rate PRIME + 4.40% or Floor rate of 7.65%, 5.54% Exit Fee	$100,000	103,238	104,680

Century Therapeutics(11) 3675 Market Street Philadelphia, PA 19104	Senior Secured	April 2024	Interest rate PRIME + 6.30% or Floor rate of 9.55%, 3.95% Exit Fee	$10,000	10,028	10,397

Chemocentryx, Inc.(10)(11) 850 Maude Avenue Mountain View, CA 94043	Senior Secured	December 2022	Interest rate PRIME + 3.30% or Floor rate of 8.05%, 6.25% Exit Fee	$18,951	19,958	19,955

As of September 30, 2021

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Type of Investment(1)	Maturity Date	Interest Rate and Floor(2)	Principal Amount	Cost(3)	Value(4)

	Senior Secured	February 2024	Interest rate PRIME + 3.25% or Floor rate of 8.50%, 7.15% Exit Fee	$ 5,000	$5,130	$5,131

Total Chemocentryx, Inc.				$23,951	25,088	25,086

Codiak Biosciences, Inc.(11)(17) 500 Technology Square Cambridge, MA 02139	Senior Secured	October 2025	Interest rate PRIME + 5.00% or Floor rate of 8.25%, 5.50% Exit Fee	$25,000	25,404	25,374

Corium, Inc.(16) 4558 50th Street, SE Grand Rapids, MI 49512	Senior Secured	September 2026	Interest rate PRIME + 5.70% or Floor rate of 8.95%, 7.75% Exit Fee	$91,500	90,618	90,618

Eloxx Pharmaceuticals, Inc.(15) 480 Arsenal Way, Suite 130 Watertown, MA 02472	Senior Secured	April 2025	Interest rate PRIME + 6.25% or Floor rate of 9.50%, 6.55% Exit Fee	$12,500	12,360	12,360

G1 Therapeutics, Inc.(10)(11)(17) 700 Park Offices Drive Research Triangle Park, NC 27709	Senior Secured	June 2025	Interest rate PRIME + 6.20% or Floor rate of 9.45%, 6.95% Exit Fee	$26,000	26,341	26,524

Geron Corporation(10)(13) 149 Commonwealth Drive Menlo Park, CA 94025	Senior Secured	October 2024	Interest rate PRIME + 5.75% or Floor rate of 9.00%, 6.55% Exit Fee	$22,750	22,913	22,933

Hibercell, Inc.(15) 619 West 54th Street New York, NY 10019	Senior Secured	May 2025	Interest rate PRIME + 5.40% or Floor rate of 8.65%, 4.95% Exit Fee	$17,000	16,968	16,968

Humanigen, Inc.(9)(10) 533 Airport Boulevard Burlingame, CA 94010	Senior Secured	March 2025	Interest rate PRIME + 5.50% or Floor rate of 8.75%, 6.75% Exit Fee	$20,000	20,126	19,957

Kaleido Biosciences, Inc.(13) 65 Hayden Avenue Lexington, MA 02421	Senior Secured	January 2024	Interest rate PRIME + 6.10% or Floor rate of 9.35%, 7.55% Exit Fee	$22,500	23,351	23,371

Locus Biosciences(15) 523 Davis Drive, Suite 350 Morrisville, NC 27709	Senior Secured	July 2025	Interest rate PRIME + 6.10% or Floor rate of 9.35%, 4.95% Exit Fee	$8,000	7,938	7,896

Nabriva Therapeutics(5)(10) 25-28 North Wall Quay IFSC, Dublin 1, Ireland	Senior Secured	June 2023	Interest rate PRIME + 4.30% or Floor rate of 9.80%, 6.95% Exit Fee	$5,000	5,444	5,418

Phathom Pharmaceuticals, Inc.(10)(15)(16) 100 Campus Drive, Suite 102 Florham Park, NJ 07932	Senior Secured	October 2026	Interest rate PRIME + 2.25% or Floor rate of 5.50%, PIK Interest 3.35%, 7.50% Exit Fee	$86,500	85,035	85,035

Scynexis, Inc. 101 Hudson Street, Suite 3610 Jersey City, NJ 07302	Senior Secured	March 2025	Interest rate PRIME + 5.80% or Floor rate of 9.05%, 3.95% Exit Fee	$16,000	15,765	15,765

Seres Therapeutics, Inc.(11) 215 First St Cambridge, MA 02142	Senior Secured	November 2023	Interest rate PRIME + 4.40% or Floor rate of 9.65%, 4.85% Exit Fee	$25,000	25,598	26,265
Syndax Pharmaceutics Inc.(13) 35 Gatehouse Drive Waltham, MA 02451	Senior Secured	September 2023	Interest rate PRIME + 5.10% or Floor rate of 9.85%, 4.99% Exit Fee	$20,000	20,538	20,872
uniQure B.V.(5)(10)(11)(13)(16)(17) Paasheuvelweg 25a 1105 BP Amsterdam, Netherlands	Senior Secured	June 2023	Interest rate PRIME + 3.35% or Floor rate of 8.85%, 4.95% Exit Fee	$35,000	35,975	36,345
	Senior Secured	June 2023	Interest rate PRIME + 5.00% or Floor rate of 8.25%, 1.65% Exit Fee	$35,000	35,354	35,698

Total uniQure B.V.				$70,000	71,329	72,043

As of September 30, 2021

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Type of Investment(1)	Maturity Date	Interest Rate and Floor(2)	Principal Amount	Cost(3)	Value(4)
Unity Biotechnology, Inc.(10)(11) 3280 Bayshore Blvd Brisbane, CA 94005	Senior Secured	August 2024	Interest rate PRIME + 6.10% or Floor rate of 9.35%, 6.25% Exit Fee	$25,000	$25,346	$25,921
Valo Health, LLC (p.k.a. Integral Health Holdings, LLC)(11) 399 Boylston Street Boston, MA 02116	Senior Secured	May 2024	Interest rate PRIME + 6.45% or Floor rate of 9.70%, 3.85% Exit Fee	$11,500	11,481	11,537
X4 Pharmaceuticals, Inc.(11)(13) 955 Massachusetts Ave Cambridge, MA 02139	Senior Secured	July 2024	Interest rate PRIME + 3.75% or Floor rate of 8.75%, 8.80% Exit Fee	$32,500	33,870	34,177
Yumanity Therapeutics, Inc.(11) 790 Memorial Drive Suite 2C Cambridge, MA 02139	Senior Secured	January 2024	Interest rate PRIME + 4.00% or Floor rate of 8.75%, 5.92% Exit Fee	$14,106	14,542	14,588

Subtotal: 1-5 Years Maturity					857,657	863,976

Subtotal: Drug Discovery & Development (70.00%)*					930,005	936,324

Healthcare Services, Other
1-5 Years Maturity
Carbon Health Technologies, Inc.(13)(17)(19) 55 Pacific Avenue, Suite 100 San Francisco, CA 94111	Senior Secured	March 2025	Interest rate PRIME + 5.60% or Floor rate of 8.85%, 3.95% Exit Fee	$11,250	11,241	11,258
Equality Health, LLC (13)(14)(17) 521 S. 3rd St. Phoenix, AZ 85004	Senior Secured	February 2026	Interest rate PRIME + 6.25% or Floor rate of 9.50%, PIK Interest 1.55%	$35,306	34,984	35,075

Subtotal: 1-5 Years Maturity					46,225	46,333

Subtotal: Healthcare Services, Other (3.46%)*					46,225	46,333

Information Services
Under 1 Year Maturity
Planet Labs, Inc. (11) 490 2nd Street San Francisco, CA 94107	Senior Secured	June 2022	Interest rate PRIME + 5.50% or Floor rate of 11.00%, 3.00% Exit Fee	$25,000	25,317	25,317

Subtotal: Under 1 Year Maturity					25,317	25,317

1-5 Years Maturity
Yipit, LLC (17)(18) 22 West 19th Street New York, NY 10011	Senior Secured	September 2026	Interest rate 1-month LIBOR + 9.08% or Floor rate of 10.08%	$45,900	44,984	44,984

Subtotal: 1-5 Years Maturity					44,984	44,984

Subtotal: Information Services (5.26%)*					70,301	70,301

Internet Consumer & Business Services
Under 1 Year Maturity
Nextroll, Inc. (13)(14)(19) 2300 Harrison Street San Francisco, CA 94110	Senior Secured	June 2022	Interest rate PRIME + 3.75% or Floor rate of 7.00%, PIK Interest 2.95%, 3.50% Exit Fee	$21,395	21,950	21,950

Subtotal: Under 1 Year Maturity					21,950	21,950

1-5 Years Maturity
AppDirect, Inc. (11)(17) 650 California Street San Francisco, CA 92108	Senior Secured	August 2024	Interest rate PRIME + 5.90% or Floor rate of 9.15%, 7.95% Exit Fee	$30,790	31,230	32,253
ePayPolicy Holdings, LLC (11)(17) 1120 S. Capital of Texas Hwy Austin, TX 78746	Senior Secured	December 2024	Interest rate 3-month LIBOR + 8.50% or Floor rate of 9.50%	$8,169	7,999	8,129
EverFi, Inc.(13)(14)(16) 3299 K St NW Washington, D.C., DC 20007	Senior Secured	May 2022	Interest rate PRIME + 3.90% or Floor rate of 9.15%, PIK Interest 1.50%	$85,564	85,210	85,210
Houzz, Inc. (9)(14) 540 Bryant Street Palo Alto, CA 94301	Convertible Debt	May 2028	PIK Interest 5.50%	$20,390	20,390	20,390

As of September 30, 2021

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Type of Investment(1)	Maturity Date	Interest Rate and Floor(2)	Principal Amount	Cost(3)	Value(4)
Landing Holdings Inc. (14)(15) 535 Mission Street San Francisco, CA 94105	Senior Secured	March 2023	Interest rate PRIME + 6.00% or Floor rate of 9.25%, PIK Interest 2.55%	$10,127	$9,974	$10,431
Rhino Labs, Inc. (14)(15)(17) 99 Wall Street New York, NY 10005	Senior Secured	March 2024	Interest rate PRIME + 5.50% or Floor rate of 8.75%, PIK Interest 2.25%	$8,089	7,913	7,995
SeatGeek, Inc. (14) 902 Broadway New York, NY 10013	Senior Secured	June 2023	Interest rate PRIME + 5.00% or Floor rate of 10.50%, PIK Interest 0.50%	$60,531	59,805	59,902
Skyword, Inc.(14) 38 Chauncy Street Boston, MA 02109	Senior Secured	September 2024	Interest rate PRIME + 3.88% or Floor rate of 9.38%, PIK Interest 1.90%, 4.00% Exit Fee	$12,367	12,568	12,487
Tectura Corporation(7)(8)(14) 951 Old County Road Belmont, CA 94002	Senior Secured	July 2024	PIK Interest 5.00%	$10,680	240	—
	Senior Secured	July 2024	Interest rate FIXED 8.25%	$8,250	8,250	8,250
	Senior Secured	July 2024	PIK Interest 5.00%	$13,023	13,023	44

Total Tectura Corporation				$31,953	21,513	8,294
Thumbtack, Inc.(13)(14) 1001 Page Street San Francisco, CA 94117	Senior Secured	September 2023	Interest rate PRIME + 3.45% or Floor rate of 8.95%, PIK Interest 1.50%, 3.95% Exit Fee	$25,521	25,741	26,362
Zepz (p.k.a. Worldremit Group Limited)(5)(10)(16)(19) Kensington Centre 66 Hammersmith Road London, England W14 8UD	Senior Secured	February 2025	Interest rate 3-month LIBOR + 9.25% or Floor rate of 10.25%, 3.00% Exit Fee	$103,000	101,381	101,131

Subtotal: 1-5 Years Maturity					383,724	372,584

Subtotal: Internet Consumer & Business Services (29.50%)*					405,674	394,534

Manufacturing Technology
1-5 Years Maturity
Velo3d, Inc.(19) 511 Division Street Campbell, CA 95008	Senior Secured	October 2023	Interest rate PRIME + 5.75% or Floor rate of 9.00%, 3.00% Exit Fee	$7,143	7,199	7,199

Subtotal: 1-5 Years Maturity					7,199	7,199

Subtotal: Manufacturing Technology (0.54%)*					7,199	7,199

Medical Devices & Equipment
Under 1 Year Maturity
Quanterix Corporation(11) 900 Middlesex Turnpike Billerica, MA 01821	Senior Secured	October 2021	Interest rate PRIME + 2.75% or Floor rate of 8.00%, 0.96% Exit Fee	$1,943	1,993	1,993

Subtotal: Under 1 Year Maturity					1,993	1,993

Subtotal: Medical Devices & Equipment (0.15%)*					1,993	1,993

Software
Under 1 Year Maturity
Regent Education(8)(14) 47 E. South Street Suite 201 Frederick, MD 21701	Senior Secured	January 2022	Interest rate FIXED 10.00%, PIK Interest 2.00%, 7.94% Exit Fee	$3,029	3,142	1,106

Subtotal: Under 1 Year Maturity					3,142	1,106

1-5 Years Maturity
3GTMS, LLC. (11)(17)(18) 4 Armstrong Rd Shelton, CT 06484	Senior Secured	February 2025	Interest rate 6-Month LIBOR + 9.28% or Floor rate of 10.28%	$10,000	9,799	9,990

As of September 30, 2021

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Type of Investment(1)	Maturity Date	Interest Rate and Floor(2)	Principal Amount	Cost(3)	Value(4)
Bitsight Technologies, Inc.(13)(17)(19) 100 Cambridge Park Drive Cambridge, MA 02140	Senior Secured	November 2025	Interest rate PRIME + 6.75% or Floor rate of 10.00%, 3.50% Exit Fee	$12,500	$12,377	$13,190
Businessolver.com, Inc.(11)(17) 1025 Ashworth Road West Des Moines, IA 50265	Senior Secured	May 2023	Interest rate 6-month LIBOR + 7.50% or Floor rate of 8.50%	$41,197	40,821	41,176
Campaign Monitor Limited(11)(19) 9 Lea Ave Nashville, TN 37210	Senior Secured	November 2025	Interest rate 6-month LIBOR + 8.90% or Floor rate of 9.90%	$33,000	32,430	33,000
Ceros, LLC(17)(18) 40 West 25th Street New York, NY 10010	Senior Secured	September 2026	Interest rate 3-month LIBOR + 8.89% or Floor rate of 9.89%	$17,978	17,452	17,452
Clarabridge, Inc.(12)(13)(14)(17) 11400 Commerce Park Drive, Suite 500 Reston, VA 20191	Senior Secured	May 2024	Interest rate PRIME + 5.30% or Floor rate of 8.55%, PIK Interest 2.25%	$56,787	56,416	57,356
Cloud 9 Software(13) 10 Mansell Court East Roswell, GA 30076	Senior Secured	April 2024	Interest rate 3-month LIBOR + 8.20% or Floor rate of 9.20%	$9,953	9,846	9,953
CloudBolt Software Inc.(11)(19) 51 Monroe Street Rockville, MD 20850	Senior Secured	October 2024	Interest rate PRIME + 6.70% or Floor rate of 9.95%, 2.95% Exit Fee	$10,000	9,877	10,075
Cybermaxx Intermediate Holdings, Inc.(17) 2115 Yeaman Place Nashville, TN 37206	Senior Secured	August 2026	Interest rate 6-month LIBOR + 9.28% or Floor rate of 10.28%	$8,000	7,792	7,792
Dashlane, Inc.(11)(14)(17)(19) 44 West 18th Street New York, NY 10011	Senior Secured	July 2025	Interest rate PRIME + 3.05% or Floor rate of 7.55%, PIK Interest 1.10%, 7.10% Exit Fee	$20,661	21,614	21,614
Delphix Corp.(13)(19) 1400A Seaport Blvd #200 Redwood City, CA	Senior Secured	February 2023	Interest rate PRIME + 5.50% or Floor rate of 10.25%, 5.00% Exit Fee	$60,000	61,258	62,345
Demandbase, Inc.(17)(19) 680 Folsom Street San Francisco, CA 94107	Senior Secured	August 2025	Interest rate PRIME + 5.25% or Floor rate of 8.50%, 2.00% Exit Fee	$16,875	16,365	16,365
Enmark Systems(17)(18) 3520 Green CT, Suite 100 Ann Arbor, MI 48105	Senior Secured	September 2026	Interest rate 6-Month Libor LIBOR + 6.83% or Floor rate of 7.83%, PIK Interest 2.19%	$8,000	7,789	7,789
Esentire, Inc.(5)(10)(18) 278 Pinebush Road, Suite 200 Cambridge, Canada N3C 4E8	Senior Secured	May 2024	Interest rate 3-month LIBOR + 9.96% or Floor rate of 10.96%	$21,000	20,671	20,671
Gryphon Networks Corp.(17) 711 Atlantic Avenue, Suite 124 Boston, MA 02111	Senior Secured	January 2026	Interest rate 3-month LIBOR + 9.69% or Floor rate of 10.69%	$5,232	5,099	5,152
Ikon Science Limited(5)(10)(11)(17)(18) 1 The Crescent London, UK KT6 4BN	Senior Secured	October 2024	Interest rate 3-month LIBOR + 9.00% or Floor rate of 10.00%	$7,000	6,791	7,000
Jolt Software, Inc.(14) 877 East 1200 South Orem, UT 84097	Senior Secured	October 2022	Interest rate PRIME + 3.00% or Floor rate of 8.50%, PIK Interest 1.75%, 4.50% Exit Fee	$7,741	7,929	7,986
Kazoo, Inc. (p.k.a. YouEarnedIt, Inc.)(11)(18) 206 East 9th Street, Floor 18 Austin, TX 78701	Senior Secured	July 2023	Interest rate 3-month LIBOR + 10.14% or Floor rate of 11.14%	$8,628	8,433	8,459
Khoros (p.k.a Lithium Technologies)(11)(17) 225 Bush St. San Francisco, CA 94111	Senior Secured	October 2022	Interest rate 6-month LIBOR + 8.00% or Floor rate of 9.00%	$55,000	54,507	55,000
Logicworks(13)(17) 155 Avenue of the Americas New York, NY 10013	Senior Secured	January 2024	Interest rate PRIME + 7.50% or Floor rate of 10.75%	$10,000	9,846	10,031

As of September 30, 2021

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Type of Investment(1)	Maturity Date	Interest Rate and Floor(2)	Principal Amount	Cost(3)	Value(4)
Mixpanel, Inc.(14)(19) One Front Street San Francisco, CA 94111	Senior Secured	August 2024	Interest rate PRIME + 4.70% or Floor rate of 7.95%, PIK Interest 1.80%, 3.00% Exit Fee	$20,339	$20,189	$21,065
Mobile Solutions Services(11)(17)(18) 10731 E. Easter Ave Centennial, CO 80112	Senior Secured	December 2025	Interest rate 6-month LIBOR + 9.87% or Floor rate of 10.87%	$18,933	18,408	18,910
Nuvolo Technologies Corporation(13)(19) 115 W Century Rd Paramus, NJ 07652	Senior Secured	July 2025	Interest rate PRIME + 7.70% or Floor rate of 10.95%, 1.75% Exit Fee	$15,000	14,943	15,049
Pollen, Inc.(14)(15) 2000 Shawnee Mission Parkway Mission Woods, KS 66205	Senior Secured	November 2023	Interest rate PRIME + 4.75% or Floor rate of 8.00%, PIK Interest 0.50%, 4.50% Exit Fee	$20,448	20,374	20,195
Pymetrics, Inc (14) 102 Madison Avenue New York, NY 10016	Senior Secured	October 2022	Interest rate PRIME + 5.50% or Floor rate of 8.75%, PIK Interest 1.75%, 4.00% Exit Fee	$9,624	9,732	9,856
Reltio, Inc.(13)(14)(19) 100 Marine Parkway Redwood Shores, CA 94065	Senior Secured	July 2023	Interest rate PRIME + 5.70% or Floor rate of 8.95%, PIK Interest 1.70%, 4.95% Exit Fee	$10,204	10,231	10,527
Tact.ai Technologies, Inc.(11)(14) 2400 Broadway Street Redwood City, CA 94063	Senior Secured	February 2024	Interest rate PRIME + 4.00% or Floor rate of 8.75%, PIK Interest 2.00%, 5.50% Exit Fee	$5,159	5,248	5,210
ThreatConnect, Inc.(13)(17)(18) 3865 Wilson Blvd Arlington, VA 22203	Senior Secured	May 2026	Interest rate 3-month LIBOR + 9.00% or Floor rate of 10.00%	$11,172	10,844	10,844
Udacity, Inc.(14)(17) 2440 W El Camino Real Mountain View, CA 94040	Senior Secured	September 2024	Interest rate PRIME + 4.50% or Floor rate of 7.75%, PIK Interest 2.00%, 3.00% Exit Fee	$35,669	35,502	36,767
Zimperium, Inc.(18) 560 Mission Street San Francisco, CA 94105	Senior Secured	July 2024	Interest rate 1-month LIBOR + 8.95% or Floor rate of 9.95%	$15,673	15,361	15,361

Subtotal: 1-5 Years Maturity					577,944	586,180

Greater than 5 Years Maturity
Imperva, Inc.(19) One Curiosity Way, Suite 203 San Matero, CA 94403	Senior Secured	January 2027	Interest rate 3-month LIBOR + 7.75% or Floor rate of 8.75%	$20,000	19,845	20,200

Subtotal: Greater than 5 Years Maturity					19,845	20,200

Subtotal: Software (45.42%)*					600,931	607,486

Sustainable and Renewable Technology
Under 1 Year Maturity
Impossible Foods, Inc.(12)(13) 525 Chesapeake Drive Redwood City, CA 94063	Senior Secured	July 2022	Interest rate PRIME + 3.95% or Floor rate of 8.95%, 9.00% Exit Fee	$21,188	25,385	25,385
Pineapple Energy LLC(6)(9)(14)(17) 315 Lake Street East Wayzata, MN 55391	Senior Secured	January 2022	Interest rate FIXED 10.00%	$120	120	120

Subtotal: Under 1 Year Maturity					25,505	25,505

1-5 Years Maturity
Pineapple Energy LLC(6)(8)(9)(14)(17) 315 Lake Street East Wayzata, MN 55391	Senior Secured	December 2023	PIK Interest 10.00%	$7,500	7,500	7,500

Subtotal: 1-5 Years Maturity					7,500	7,500

Subtotal: Sustainable and Renewable Technology (2.47%)*					33,005	33,005

Total: Debt Investments (169.23%)*					$2,262,660	$2,263,542

As of September 30, 2021

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Percentage Ownership	Sub-Industry	Type of Investment(1)	Series	Initial Acquisition Date	Shares	Cost(3)	Value(4)
Equity Investments

Communications & Networking

Peerless Network Holdings, Inc. 222 South Riverside Plaza Chicago, IL 60606	3.58%	Communications & Networking	Equity	Common Stock	April 11, 2008	3,328	$—	$8

		Communications & Networking	Equity	Preferred Series A	April 11, 2008	1,135,000	1,230	4,322

Total Peerless Network Holdings, Inc.						1,138,328	1,230	4,330

Subtotal: Communications & Networking (0.32%)*							1,230	4,330

Consumer & Business Products

TechStyle, Inc. (p.k.a. Just Fabulous, Inc.) 2301 Rosecrans Avenue El Segundo, CA 90245	0.49%	Consumer & Business Products	Equity	Common Stock	April 30, 2010	42,989	128	373

Subtotal: Consumer & Business Products (0.03%)*							128	373

Diversified Financial Services

Gibraltar Business Capital, LLC(7) 400 Skokie Blvd #375 Northbrook, IL 60062	100.00%	Diversified Financial Services	Equity	Common Stock	March 1, 2018	830,000	1,884	1,166

		Diversified Financial Services	Equity	Preferred Series A	March 1, 2018	10,602,752	26,122	16,168

Total Gibraltar Business Capital, LLC						11,432,752	28,006	17,334

Hercules Adviser LLC (7) 400 Hamilton Avenue, Suite 310 Palo Alto, CA 94301	100.00%	Diversified Financial Services	Equity	Member Units	May 26, 2020		35	10,704

Subtotal: Diversified Financial Services (2.10%)*							28,041	28,038

Drug Delivery

AcelRx Pharmaceuticals, Inc.(4) 351 Galveston Drive Redwood City, CA 94063	0.15%	Drug Delivery	Equity	Common Stock	June 29, 2011	17 6,730	1,329	180

Aytu BioScience, Inc. (p.k.a. Neos Therapeutics, Inc.)(4) 2940 N. Highway 360, Suite 100 Grand Prarie, TX 75050	0.05%	Drug Delivery	Equity	Common Stock	March 28, 2014	13,600	1,500	39

BioQ Pharma Incorporated 185 Berry Street, Suite 160 San Francisco, CA 94107	1.77%	Drug Delivery	Equity	Preferred Series D	December 8, 2015	165,000	500	173

Kaleo, Inc. 111 Virginia Street Richmond, VA 23219	0.46%	Drug Delivery	Equity	Preferred Series B	May 24, 2012	82,500	1,007	2,340

PDS Biotechnology Corporation (p.k.a. Edge Therapeutics, Inc.)(4) 300 Connell Drive, Suite 4000 Berkeley Heights, NJ 07922	0.02%	Drug Delivery	Equity	Common Stock	November 7, 2014	2,498	309	37

Subtotal: Drug Delivery (0.21%)*							4,645	2,769

Drug Discovery & Development

Albireo Pharma, Inc.(4)(10) 50 Milk Street Boston, MA 02109	0.16%	Drug Discovery & Development	Equity	Common Stock	September 14, 2020	25,000	1,000	780

As of September 30, 2021

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Percentage Ownership	Sub-Industry	Type of Investment(1)	Series	Initial Acquisition Date	Shares	Cost(3)	Value(4)
Applied Molecular Transport(4)(10) 1 Tower Place, Suite 850 San Francisco, CA 94080	0.00%	Drug Discovery & Development	Equity	Common Stock	April 6, 2021	1,000	$42	$26

Aveo Pharmaceuticals, Inc.(4) 30 Winter Street Boston, MA 02108	0.55%	Drug Discovery & Development	Equity	Common Stock	July 31, 2011	190,179	1,715	1,174

Bicycle Therapeutics PLC(4)(5)(10) Meditrina Building, B900 Cambridge, UK CB22 3AT	0.41%	Drug Discovery & Development	Equity	Common Stock	October 5, 2020	98,100	1,871	4,080

BridgeBio Pharma LLC(4)(16) 421 Kipling Street Palo Alto, CA 94301	0.15%	Drug Discovery & Development	Equity	Common Stock	June 21, 2018	231,329	2,255	10,843

Avalo Therapeutics, Inc. (p.k.a. Cerecor, Inc.)(4) 400 E Pratt Street, Suite 606 Baltimore, MD 21202	0.12%	Drug Discovery & Development	Equity	Common Stock	August 19, 2014	119,087	1,000	260

Chemocentryx, Inc.(4)(10) 850 Maude Avenue Mountain View, CA 94043	0.02%	Drug Discovery & Development	Equity	Common Stock	June 15, 2020	17,241	1,000	295

Concert Pharmaceuticals, Inc.(4)(10) 99 Hayden Avenue, Suite 100 Lexington, MA 02421	0.41%	Drug Discovery & Development	Equity	Common Stock	February 13, 2014	70,796	1,367	231

Dare Biosciences, Inc.(4) 11119 N Torrey Pines Road La Jolla, CA 92037	0.02%	Drug Discovery & Development	Equity	Common Stock	January 8, 2015	13,550	1,000	23

Dynavax Technologies(4)(10) 2929 Seventh Street, Suite 100 Berkeley, CA 94710	0.02%	Drug Discovery & Development	Equity	Common Stock	July 22, 2015	20,000	550	384

Genocea Biosciences, Inc.(4) 161 First Street, Suite 2C Cambridge, MA 02142	0.12%	Drug Discovery & Development	Equity	Common Stock	November 20, 2014	27,933	2,000	54

Hibercell, Inc.(15) 619 West 54th Street New York, NY 10019	1.14%	Drug Discovery & Development	Equity	Preferred Series B	May 7, 2021	3,466,840	4,250	4,252

Humanigen, Inc.(4)(10) 533 Airport Boulevard Burlingame, CA 94010	0.07%	Drug Discovery & Development	Equity	Common Stock	March 31, 2021	43,243	800	256

Kaleido Biosciences, Inc.(4) 65 Hayden Avenue Lexington, MA 02421	0.20%	Drug Discovery & Development	Equity	Common Stock	February 10, 2021	86,585	1,000	473

Paratek Pharmaceuticals, Inc.(4) 75 Park Plaza Boston, MA 02116	1.14%	Drug Discovery & Development	Equity	Common Stock	February 26, 2007	76,362	2,744	372

Rocket Pharmaceuticals, Ltd.(4) The Empire State Building, 350 Fifth Avenue New York, NY 10118	0.00%	Drug Discovery & Development	Equity	Common Stock	August 22, 2007	944	1,500	28
Savara, Inc.(4) 900 S. Capital of Texas Highway, Suite 150 Austin, TX 78746	0.01%	Drug Discovery & Development	Equity	Common Stock	August 11, 2015	11,119	203	15

Sio Gene Therapies, Inc. (p.k.a. Axovant Gene Therapies Ltd.)(4)(10) 11 Times Square New York, NY 10036	0.02%	Drug Discovery & Development	Equity	Common Stock	February 2, 2017	16,228	1,269	35

As of September 30, 2021

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Percentage Ownership	Sub-Industry	Type of Investment(1)	Series	Initial Acquisition Date	Shares	Cost(3)	Value(4)
Tricida, Inc.(4) 7000 Shoreline Court South San Francisco, CA 94080	0.20%	Drug Discovery & Development	Equity	Common Stock	February 28, 2018	68,816	$863	$320

uniQure B.V.(4)(5)(10)(16) Paasheuvelweg 25a Amsterdam, Netherlands 1105 BP	0.04%	Drug Discovery & Development	Equity	Common Stock	September 20, 2013	17,175	332	550

Valo Health, LLC (p.k.a. Integral Health Holdings, LLC) 399 Boylston Street Boston, MA 02116	0.31%	Drug Discovery & Development	Equity	Preferred Series B	December 11, 2020	510,308	3,000	4,183

X4 Pharmaceuticals, Inc.(4) 955 Massachusetts Ave Cambridge, MA 02139	1.25%	Drug Discovery & Development	Equity	Common Stock	November 26, 2019	198,277	1,641	1,049

Subtotal: Drug Discovery & Development (2.22%)*							31,402	29,683

Healthcare Services, Other

23andMe, Inc.(4)(20) 899 West Evelyn Avenue Mountain View, CA 94041	0.20%	Healthcare Services, Other	Equity	Common Stock	March 11, 2019	828,360	5,094	6,692

Carbon Health Technologies, Inc. 55 Pacific Avenue, Suite 100 San Francisco, CA 94111	0.21%	Healthcare Services, Other	Equity	Preferred Series C	March 30, 2021	217,880	1,687	2,039

Subtotal: Healthcare Services, Other (0.65%)*							6,781	8,731

Information Services

Zeta Global Corp.(4)(20) 3 Park Avenue, 33rd Floor New York, NY 10016	0.16%	Information Services	Equity	Common Stock	November 20, 2007	295,861	—	1,565

Subtotal: Information Services (0.12%)*							—	1,565

Internet Consumer & Business Services

Black Crow AI, Inc.(6) 75 Varick Street New York, NY 10013	5.31%	Internet Consumer & Business Services	Equity	Preferred Series Seed	December 6, 2016	872,797	1,000	1,243

Black Crow AI, Inc. affiliates(21) 75 Varick Street New York, NY 10013	0.00%	Internet Consumer & Business Services	Equity	Preferred Note	December 6, 2016	3	3,000	3,000

Brigade Group, Inc. 3871 Piedmont Avenue Oakland, CA 94611	0.05%	Internet Consumer & Business Services	Equity	Common Stock	March 1, 2013	9,023	93	—

Contentful Global, Inc. (p.k.a. Contentful, Inc.)(5)(10) Ritterstr. 12-14 Berlin, Germany 10969	0.17%	Internet Consumer & Business Services	Equity	Preferred Series C	September 24, 2018	41,000	138	516

		Internet Consumer & Business Services	Equity	Preferred Series D	November 20, 2018	108,500	500	1,409

Total Contentful Global, Inc. (p.k.a. Contentful, Inc.)						149,500	638	1,925

DoorDash, Inc.(4) 901 Market Street, 6th Floor San Francisco, CA 94103	0.03%	Internet Consumer & Business Services	Equity	Common Stock	December 20, 2018	100,000	1,153	20,598

Lyft, Inc. (4) 185 Berry Street, #5000 San Francisco, CA 94107	0.03%	Internet Consumer & Business Services	Equity	Common Stock	December 26, 2018	100,738	5,262	5,399

Nerdy Inc.(4)(20) 101 South Hanley Road Clayton, MO 63105	0.12%	Internet Consumer & Business Services	Equity	Common Stock	September 17, 2021	100,000	1,000	836

As of September 30, 2021

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Percentage Ownership	Sub-Industry	Type of Investment(1)	Series	Initial Acquisition Date	Shares	Cost(3)	Value(4)
Nextdoor.com, Inc. 875 Stevenson Street San Francisco, CA 94103	0.54%	Internet Consumer & Business Services	Equity	Common Stock	August 1, 2018	328,190	$4,854	$9,435

OfferUp, Inc. 227 Bellevue Way Northeast Bellevue, WA 98004	0.16%	Internet Consumer & Business Services	Equity	Preferred Series A	October 25, 2016	286,080	1,663	1,719

		Internet Consumer & Business Services	Equity	Preferred Series A-1	October 25, 2016	108,710	632	653

Total OfferUp, Inc.						394,790	2,295	2,372

Oportun(4) 171 Constitution Drive Menlo Park, CA 94025	0.17%	Internet Consumer & Business Services	Equity	Common Stock	June 28, 2013	48,365	578	1,211

Reischling Press, Inc. (p.k.a. Blurb, Inc.) 3325 South 116th Street, Suite 161 Seattle, WA 98168	0.05%	Internet Consumer & Business Services	Equity	Common Stock	December 29, 2006	1,163	15	—

Savage X Holding, LLC 800 Apollo Drive El Segundo, CA 90245	0.07%	Internet Consumer & Business Services	Equity	Class A Units	April 30, 2010	42,137	13	64

Tectura Corporation(7) 951 Old County Road Belmont, CA 94002	49.50%	Internet Consumer & Business Services	Equity	Common Stock	April 9, 2007	414,994,863	900	—

		Internet Consumer & Business Services	Equity	Preferred Series BB	April 9, 2007	1,000,000	—	—

Total Tectura Corporation						415,994,863	900	—

TFG Holding, Inc. 800 Apollo Drive El Segundo, CA 90245	0.08%	Internet Consumer & Business Services	Equity	Common Stock	April 30, 2010	42,989	89	231

Uber Technologies, Inc. (p.k.a. Postmates, Inc.)(4) 540 Washington Street San Francisco, CA 94111	0.00%	Internet Consumer & Business Services	Equity	Common Stock	August 30, 2018	32,991	317	1,478

Subtotal: Internet Consumer & Business Services (3.57%)*							21,207	47,792

Medical Devices & Equipment

Flowonix Medical Incorporated 500 International Drive Mount Olive, NJ 07828	0.34%	Medical Devices & Equipment	Equity	Preferred Series AA	November 3, 2014	221,893	1,500	—

Gelesis, Inc. 500 Boylston Street Boston, MA 02116	2.39%	Medical Devices & Equipment	Equity	Common Stock	November 30, 2009	227,013	—	4,636

		Medical Devices & Equipment	Equity	Preferred Series A-1	December 30, 2011	243,432	503	4,973
		Medical Devices & Equipment	Equity	Preferred Series A-2	December 31, 2011	191,626	500	3,914

Total Gelesis, Inc.						662,071	1,003	13,523

Medrobotics Corporation 475 Paramount Drive Raynham, MA 02767	0.74%	Medical Devices & Equipment	Equity	Preferred Series E	September 12, 2013	136,798	250	—

		Medical Devices & Equipment	Equity	Preferred Series F	October 22, 2014	73,971	155	—

As of September 30, 2021

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Percentage Ownership	Sub-Industry	Type of Investment(1)	Series	Initial Acquisition Date	Shares	Cost(3)	Value(4)
		Medical Devices & Equipment	Equity	Preferred Series G	October 16, 2015	163,934	$500	$—

Total Medrobotics Corporation						374,703	905	—

ViewRay, Inc.(4) 2 Thermo Fisher Way Oakwood Village, OH 44146	0.02%	Medical Devices & Equipment	Equity	Common Stock	December 16, 2013	36,457	333	263

Subtotal: Medical Devices & Equipment (1.03%)*							3,741	13,786

Semiconductors

Achronix Semiconductor Corporation 2903 Bunker Hill Lane Santa Clara, CA 95054	0.32%	Semiconductors	Equity	Preferred Series C	July 1, 2011	277,995	160	726

Subtotal: Semiconductors (0.05%)*							160	726

Software

3GTMS, LLC. 4 Armstrong Road Shelton, CT 06484	0.89%	Software	Equity	Common Stock	August 9, 2021	1,000,000	1,000	857

CapLinked, Inc. 2015 Manhattan Beach Boulevard #108 Redondo Beach, CA 90278	0.29%	Software	Equity	Preferred Series A-3	October 26, 2012	53,614	51	88

Docker, Inc. 144 Townsend Street San Francisco, CA 94107	0.03%	Software	Equity	Common Stock	November 29, 2018	20,000	4,284	8

Druva Holdings, Inc. (p.k.a. Druva, Inc.) 800 W California Avenue #100 Sunnyvale, CA 94041	0.26%	Software	Equity	Preferred Series 2	October 22, 2015	458,841	1,000	2,024

		Software	Equity	Preferred Series 3	August 24, 2017	93,620	300	460

Total Druva Holdings, Inc. (p.k.a. Druva, Inc.)						552,461	1,300	2,484

HighRoads, Inc. 120 Presidential Way, Suite 330 Woburn, MA 01801	0.00%	Software	Equity	Common Stock	January 18, 2013	190	307	—

Lightbend, Inc. 625 Market Street San Francisco, CA 94105	0.61%	Software	Equity	Preferred Series D	December 4, 2020	384,616	265	85

Palantir Technologies(4) 1555 Blake Street, Suite 250 Denver, CO 80202	0.07%	Software	Equity	Common Stock	June 30, 2016	1,418,337	8,669	34,097
SingleStore, Inc. (p.k.a. memsql, Inc.) 380 10th Street Suite 25 San Francisco, CA 94103	0.55%	Software	Equity	Preferred Series E	November 25, 2020	580,983	2,000	2,500

		Software	Equity	Preferred Series F	August 12, 2021	52,956	280	272

Total SingleStore, Inc. (p.k.a. memsql, Inc.)						633,939	2,280	2,772

Sprinklr, Inc.(4)(20) 29 West 35th Street, 7th Floor New York, NY 10001	0.27%	Software	Equity	Common Stock	March 22, 2017	700,000	3,749	10,854

Verana Health, Inc. 600 Harrison Street, Suite 250 San Francisco, CA 94028	0.49%	Software	Equity	Preferred Series E	July 8, 2021	952,562	2,000	1,936

Subtotal: Software (3.98%)*							23,905	53,181

As of September 30, 2021

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Percentage Ownership	Sub-Industry	Type of Investment(1)	Series	Initial Acquisition Date	Shares	Cost(3)	Value(4)
Surgical Devices

Gynesonics, Inc. 600 Chesapeake Drive Redwood City, CA 94063	0.56%	Surgical Devices	Equity	Preferred Series B	January 18, 2007	219,298	$250	$19

		Surgical Devices	Equity	Preferred Series C	June 16, 2010	656,538	282	56

		Surgical Devices	Equity	Preferred Series D	February 8, 2013	1,991,157	712	181

		Surgical Devices	Equity	Preferred Series E	July 14, 2015	2,786,367	429	284
		Surgical Devices	Equity	Preferred Series F	December 18, 2018	1,523,693	118	220
		Surgical Devices	Equity	Preferred Series F-1	December 18, 2018	2,418,125	150	316

Total Gynesonics, Inc.						9,595,178	1,941	1,076

Subtotal: Surgical Devices (0.08%)*							1,941	1,076

Sustainable and Renewable Technology

Impossible Foods, Inc. 525 Chesapeake Drive Redwood City, CA 94063	0.07%	Sustainable and Renewable Technology	Equity	Preferred Series E-1	May 10, 2019	188,611	2,000	3,352

Modumetal, Inc. Northlake R&D Center Seattle, WA 98103	0.05%	Sustainable and Renewable Technology	Equity	Preferred Series A-1	June 1, 2015	103,584	500	—

NantEnergy, LLC (p.k.a. Fluidic, Inc.) 8455 North 90th Street, Suite 4 Scottsdale, AZ 85258	0.00%	Sustainable and Renewable Technology	Equity	Common Units	August 31, 2013	59,665	102	—

Pineapple Energy LLC (6) 315 Lake Street East Wayzata, MN 55391	15.67%	Sustainable and Renewable Technology	Equity	Class A Units	March 31, 2015	17,647	4,767	849

Proterra, Inc.(4)(20) 1815 Rollins Road Burlingame, CA 94010	0.22%	Sustainable and Renewable Technology	Equity	Common Stock	May 28, 2015	457,841	543	4,140

Pivot Bio, Inc. 2929 7th Street Suite 120 Berkeley, CA 94710	0.28%	Sustainable and Renewable Technology	Equity	Preferred Series D	June 28, 2021	59,307	4,500	4,020

Subtotal: Sustainable and Renewable Technology (0.92%)*							12,412	12,361

Total: Equity Investments (15.28%)*							$135,593	$204,411

Warrant Investments
Communications & Networking

Spring Mobile Solutions, Inc. 11710 Plaza America Drive Reston, VA 20190	0.57%	Communications & Networking	Warrant	Common Stock	April 19, 2013	2,834,375	$418	$—

Subtotal: Communications & Networking (0.00%)*							418	—

Consumer & Business Products

Penumbra Brands, LLC (p.k.a. Gadget Guard) 1010 South Highway 101, Suite 105 Encinitas, CA 92024	0.88%	Consumer & Business Products	Warrant	Common Stock	June 3, 2014	1,662,441	228	—

Grove Collaborative, Inc. 1301 Sansome Street San Francisco, CA 94111	0.06%	Consumer & Business Products	Warrant	Common Stock	April 30, 2021	83,625	432	317

TechStyle, Inc. (p.k.a. Just Fabulous, Inc.) 2301 Rosecrans Avenue El Segundo, CA 90245	0.49%	Consumer & Business Products	Warrant	Preferred Series B	July 16, 2013	206,185	1,102	1,890

As of September 30, 2021

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Percentage Ownership	Sub-Industry	Type of Investment(1)	Series	Initial Acquisition Date	Shares	Cost(3)	Value(4)
The Neat Company 3401 Market Street, Suite 120 Philadelphia, PA 19104	0.01%	Consumer & Business Products	Warrant	Common Stock	August 13, 2014	54,054	$365	$—

Whoop, Inc. 401 Park Drive Boston, MA 02215	0.10%	Consumer & Business Products	Warrant	Preferred Series C	June 27, 2018	68,627	18	605

Subtotal: Consumer & Business Products (0.21%)*							2,145	2,812

Drug Delivery

Aerami Therapeutics (p.k.a. Dance Biopharm, Inc.) 2520 Meridian Parkway Durham, NC 94103	0.25%	Drug Delivery	Warrant	Common Stock	September 30, 2015	110,882	74	—

BioQ Pharma Incorporated 185 Berry Street, Suite 160 San Francisco, CA 94107	1.77%	Drug Delivery	Warrant	Common Stock	October 27, 2014	459,183	1	26

PDS Biotechnology Corporation (p.k.a. Edge Therapeutics, Inc.)(4) 300 Connell Drive, Suite 4000 Berkeley Heights, NJ 07922	0.02%	Drug Delivery	Warrant	Common Stock	August 28, 2014	3,929	390	3

Subtotal: Drug Delivery (0.00%)*							465	29

Drug Discovery & Development

Acacia Pharma Inc.(4)(5)(10) Harston Mill Cambridge, UK CB22 7GG	0.20%	Drug Discovery & Development	Warrant	Common Stock	June 29, 2018	201,330	304	35

ADMA Biologics, Inc.(4) 465 Route 17S Ramsey, NJ 07446	0.07%	Drug Discovery & Development	Warrant	Common Stock	December 21, 2012	89,750	295	—

Albireo Pharma, Inc.(4)(10) 50 Milk Street Boston, MA 02109	0.16%	Drug Discovery & Development	Warrant	Common Stock	June 8, 2020	5,311	60	70

Axsome Therapeutics, Inc.(4)(10) 22 Courtlandt St. New York, NY 10007	0.04%	Drug Discovery & Development	Warrant	Common Stock	September 25, 2020	15,541	681	171

Brickell Biotech, Inc.(4) 5777 Central Avenue, Suite 102 Boulder, CO 80301	0.01%	Drug Discovery & Development	Warrant	Common Stock	February 18, 2016	9,005	118	—

Century Therapeutics(4) 3675 Market Street Philadelphia, PA 19104	0.03%	Drug Discovery & Development	Warrant	Common Units	September 14, 2020	16,112	37	156

Concert Pharmaceuticals, Inc.(4)(10) 99 Hayden Avenue, Suite 100 Lexington, MA 02421	0.41%	Drug Discovery & Development	Warrant	Common Stock	December 22, 2011	61,273	178	3

Dermavant Sciences Ltd. (10) 3780 Kilroy Airport Way Long Beach, CA 90806	0.18%	Drug Discovery & Development	Warrant	Common Stock	May 31, 2019	223,642	100	388

Evofem Biosciences, Inc.(4) 12400 High Bluff Drive, Suite 600 San Diego, CA 92130	0.01%	Drug Discovery & Development	Warrant	Common Stock	June 11, 2014	7,806	266	—

As of September 30, 2021

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Percentage Ownership	Sub-Industry	Type of Investment(1)	Series	Initial Acquisition Date	Shares	Cost(3)	Value(4)
Genocea Biosciences, Inc.(4) 161 First Street, Suite 2C Cambridge, MA 02142	0.12%	Drug Discovery & Development	Warrant	Common Stock	April 24, 2018	41,176	$165	$4

Motif Bio PLC(10) 125 Park Avenue New York, NY 10017	40.90%	Drug Discovery & Development	Warrant	Common Stock	November 14, 2017	121,337,041	282	—

Myovant Sciences, Ltd.(4)(10) 2000 Sierra Point Parkway Brisbane, CA 94005	0.08%	Drug Discovery & Development	Warrant	Common Stock	October 16, 2017	73,710	460	647

Paratek Pharmaceuticals, Inc.(4) 75 Park Plaza Boston, MA 02116	1.14%	Drug Discovery & Development	Warrant	Common Stock	December 12, 2016	469,388	644	550

Phathom Pharmaceuticals, Inc.(4)(10)(15)(16) 100 Campus Drive, Suite 102 Florham Park, NJ 07932	0.22%	Drug Discovery & Development	Warrant	Common Stock	September 17, 2021	64,687	848	792

Stealth Bio Therapeutics Corp.(4)(10) 275 Grove Street Auburndale, MA 02466	0.87%	Drug Discovery & Development	Warrant	Common Stock	June 30, 2017	500,000	158	1

Scynexis, Inc.(4) 101 Hudson Street, Suite 3610 Jersey City, NJ 07302	0.26%	Drug Discovery & Development	Warrant	Common Stock	May 14, 2021	60,591	188	118

TG Therapeutics, Inc.(4)(10) 787 Seventh Avenue New York, NY 10019	0.11%	Drug Discovery & Development	Warrant	Common Stock	February 28, 2019	147,058	564	3,236

Tricida, Inc.(4) 7000 Shoreline Court South San Francisco, CA 94080	0.20%	Drug Discovery & Development	Warrant	Common Stock	March 27, 2019	31,352	281	1

Valo Health, LLC (p.k.a. Integral Health Holdings, LLC) 399 Boylston Street Boston, MA 02116	0.31%	Drug Discovery & Development	Warrant	Common Units	June 15, 2020	102,216	257	838

X4 Pharmaceuticals, Inc.(4) 955 Massachusetts Ave Cambridge, MA 02139	1.25%	Drug Discovery & Development	Warrant	Common Stock	October 19, 2018	108,334	673	36

Yumanity Therapeutics, Inc.(4) 790 Memorial Drive, Suite 2C Cambridge, MA 02139	0.15%	Drug Discovery & Development	Warrant	Common Stock	December 20, 2019	15,414	110	41

Subtotal: Drug Discovery & Development (0.53%)*							6,669	7,087

Electronics & Computer Hardware

908 Devices, Inc.(4) 645 Summer Street Boston, MA 02210	0.18%	Electronics & Computer Hardware	Warrant	Common Stock	March 15, 2017	49,078	101	860

Subtotal: Electronics & Computer Hardware (0.06%)*							101	860

As of September 30, 2021

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Percentage Ownership	Sub-Industry	Type of Investment(1)	Series	Initial Acquisition Date	Shares	Cost(3)	Value(4)
Information Services

InMobi Inc. (10) 475 Brannan Street, Suite 410 San Francisco, CA 94107	0.16%	Information Services	Warrant	Common Stock	November 19, 2014	65,587	$82	$—

Netbase Solutions, Inc. 3960 Freedom Circle Santa Clara, CA 95054	0.01%	Information Services	Warrant	Preferred Series 1	August 22, 2017	60,000	356	525

Planet Labs, Inc. 490 2nd Street San Francisco, CA 94107	0.25%	Information Services	Warrant	Common Stock	June 21, 2019	357,752	615	4,178

Sapphire Digital, Inc. (p.k.a. MDX Medical, Inc.) 210 Clay Avenue, 140 Lyndhurst, NJ 07071	0.92%	Information Services	Warrant	Common Stock	May 25, 2017	2,812,500	283	744

Subtotal: Information Services (0.41%)*							1,336	5,447

Internet Consumer & Business Services

Aria Systems, Inc. 575 Market Street, 10th Floor San Francisco, CA 94105	0.14%	Internet Consumer & Business Services	Warrant	Preferred Series G	May 22, 2015	231,535	73	—

Cloudpay, Inc.(5)(10) 1 & 2 The Woodford Centre Salisbury, England Wiltshire SP4 6BU	0.39%	Internet Consumer & Business Services	Warrant	Preferred Series B	April 10, 2018	6,763	54	300

First Insight, Inc. 2000 Ericsson Drive, Suite 200 Warrendale, PA 15086	0.37%	Internet Consumer & Business Services	Warrant	Preferred Series B	May 10, 2018	75,917	96	80

Houzz, Inc. 540 Bryant Street Palo Alto, CA 94301	0.14%	Internet Consumer & Business Services	Warrant	Common Stock	October 29, 2019	529,661	20	153

Interactions Corporation 31 Hayward Street Franklin, MA 02038	0.06%	Internet Consumer & Business Services	Warrant	Preferred Series G-3	June 16, 2015	68,187	204	520

Landing Holdings Inc.(15) 535 Mission Street San Francisco, CA 94105	0.13%	Internet Consumer & Business Services	Warrant	Common Stock	March 12, 2021	11,806	116	169

Lendio, Inc. 10235 South Jordan Gateway South Jordan, UT 84095	0.07%	Internet Consumer & Business Services	Warrant	Preferred Series D	March 29, 2019	127,032	39	92

LogicSource 20 Marshall Street Sourth Norwalk, CT 06854	0.39%	Internet Consumer & Business Services	Warrant	Preferred Series C	March 21, 2016	79,625	30	165

Rhino Labs, Inc.(15) 99 Wall Street New York, NY 10005	0.28%	Internet Consumer & Business Services	Warrant	Common Stock	March 12, 2021	13,106	471	144

RumbleON, Inc.(4) 4521 Sharon Road, Suite 370 Charlotte, NC 28211	0.15%	Internet Consumer & Business Services	Warrant	Common Stock	April 30, 2018	5,139	87	35

SeatGeek, Inc. 902 Broadway New York, NY 10013	0.74%	Internet Consumer & Business Services	Warrant	Common Stock	June 12, 2019	1,379,761	843	1,080

ShareThis, Inc. 4009 Miranda Avenue, Suite 200 Palo Alto, CA 94304	0.91%	Internet Consumer & Business Services	Warrant	Preferred Series C	December 14, 2012	493,502	547	—

As of September 30, 2021

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Percentage Ownership	Sub-Industry	Type of Investment(1)	Series	Initial Acquisition Date	Shares	Cost(3)	Value(4)
Skyword, Inc. 38 Chauncy Street Boston, MA 02109	0.31%	Internet Consumer & Business Services	Warrant	Preferred Series B	August 23, 2019	444,444	$83	$16

Snagajob.com, Inc. 1919 N Lynn Street Arlington, VA 22209	1.46%	Internet Consumer & Business Services	Warrant	Common Stock	April 20, 2020	600,000	16	67

		Internet Consumer & Business Services	Warrant	Preferred Series A	June 30, 2016	1,800,000	782	66

		Internet Consumer & Business Services	Warrant	Preferred Series B	August 1, 2018	1,211,537	62	30

Total Snagajob.com, Inc.						3,611,537	860	163

Tapjoy, Inc. 353 Sacramento Street San Francisco, CA 94111	0.35%	Internet Consumer & Business Services	Warrant	Preferred Series D	July 1, 2014	748,670	316	80

The Faction Group LLC 303 East 17th Avenue Denver, CO 80203	1.40%	Internet Consumer & Business Services	Warrant	Preferred Series AA	November 3, 2014	8,076	234	802

Thumbtack, Inc. 1001 Page Street San Francisco, CA 94117	0.08%	Internet Consumer & Business Services	Warrant	Common Stock	May 1, 2018	190,953	553	984

Zepz (p.k.a. Worldremit Group Limited) (5)(10)(16) Kensington Centre 66 Hammersmith Road London, England W14 8UD	0.16%	Internet Consumer & Business Services	Warrant	Preferred Series D	February 11, 2021	77,215	129	1,915

		Internet Consumer & Business Services	Warrant	Preferred Series E	August 27, 2021	1,868	26	22

Total Zepz (p.k.a. Worldremit Group Limited)						79,083	155	1,937
Xometry, Inc. (4)(20) 7951 Cessna Avenue Gaithersburg, MD 20879	1.01%	Internet Consumer & Business Services	Warrant	Common Stock	May 9, 2018	87,784	47	2,973

Subtotal: Internet Consumer & Business Services (0.72%)*							4,828	9,693

Media/Content/Info

Zoom Media Group, Inc. 112 Madison Avenue, 8th Floor New York, NY 10016	0.44%	Media/Content/Info	Warrant	Preferred Series A	December 21, 2012	1,204	348	—

Subtotal: Media/Content/Info (0.00%)*							348	—

Medical Devices & Equipment

Aspire Bariatrics, Inc. 319 North Pottstown Pike Exton, PA 19406	0.21%	Medical Devices & Equipment	Warrant	Common Stock	January 28, 2015	22,572	455	—

Flowonix Medical Incorporated 500 International Drive Mount Olive, NJ 07828	0.34%	Medical Devices & Equipment	Warrant	Preferred Series AA	November 3, 2014	155,325	362	—

		Medical Devices & Equipment	Warrant	Preferred Series BB	September 21, 2018	725,806	351	—

Total Flowonix Medical Incorporated						881,131	713	—

As of September 30, 2021

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Percentage Ownership	Sub-Industry	Type of Investment(1)	Series	Initial Acquisition Date	Shares	Cost(3)	Value(4)
Intuity Medical, Inc. 3500 West Warren Avenue Fremont, CA 94538	0.29%	Medical Devices & Equipment	Warrant	Preferred Series B-1	December 29, 2017	3,076,323	$294	$287

Medrobotics Corporation 475 Paramount Drive Raynham, MA 02767	0.74%	Medical Devices & Equipment	Warrant	Preferred Series E	March 13, 2013	455,539	370	—

Outset Medical, Inc.(4) 3052 Orchard Drive San Jose, CA 95134	0.14%	Medical Devices & Equipment	Warrant	Common Stock	September 27, 2013	62,794	402	1,955

SonaCare Medical, LLC 801 E. Morehead Street, Suite 201 Charlotte, NC 28202	0.02%	Medical Devices & Equipment	Warrant	Preferred Series A	September 28, 2012	6,464	188	—

Tela Bio, Inc.(4) One Great Valley Parkway, Suite 24 Malvern, PA 19355	0.11%	Medical Devices & Equipment	Warrant	Common Stock	March 31, 2017	15,712	61	6

Subtotal: Medical Devices & Equipment (0.17%)*							2,483	2,248

Semiconductors

Achronix Semiconductor Corporation 2903 Bunker Hill Lane Santa Clara, CA 95054	0.32%	Semiconductors	Warrant	Preferred Series D-2	June 26, 2015	750,000	99	1,951

Subtotal: Semiconductors (0.15%)*							99	1,951

Software

Bitsight Technologies, Inc. 100 Cambridge Park Drive Cambridge, MA 02140	0.12%	Software	Warrant	Common Stock	November 18, 2020	29,691	284	600

CloudBolt Software Inc. 51 Monroe Street Rockville, MD 20850	0.31%	Software	Warrant	Common Stock	September 30, 2020	211,342	117	109

Cloudian, Inc. 2600 Campus Drive San Mateo, CA 94403	0.17%	Software	Warrant	Common Stock	November 6, 2018	477,454	72	41

Couchbase, Inc.(4)(20) 3250 Olcott Street Santa Clara, CA 95054	0.24%	Software	Warrant	Common Stock	April 25, 2019	105,350	462	1,493

Dashlane, Inc. 44 West 18th Street New York, NY 10011	0.45%	Software	Warrant	Common Stock	March 11, 2019	560,536	405	422

Demandbase, Inc. 680 Folsom Street San Francisco, CA 94107	0.15%	Software	Warrant	Common Stock	August 2, 2021	483,248	404	463

Delphix Corp. 1400A Seaport Blvd #200 Redwood City, CA	0.58%	Software	Warrant	Common Stock	October 8, 2019	718,898	1,593	2,842

DNAnexus, Inc. 420 Florence Street Palo Alto, CA 94301	0.14%	Software	Warrant	Preferred Series C	March 21, 2014	909,091	97	95

Evernote Corporation 305 Walnut Street Redwood City, CA 94063	0.05%	Software	Warrant	Common Stock	September 30, 2016	62,500	106	75

As of September 30, 2021

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Percentage Ownership	Sub-Industry	Type of Investment(1)	Series	Initial Acquisition Date	Shares	Cost(3)	Value(4)
Fuze, Inc. 2 Copley Place Boston, MA 02116	0.09%	Software	Warrant	Preferred Series F	June 30, 2017	256,158	$89	$—

Lightbend, Inc. 625 Market Street San Francisco, CA 94105	0.61%	Software	Warrant	Preferred Series C-1	February 14, 2018	854,787	130	59

Mixpanel, Inc. One Front Street San Francisco, CA 94111	0.23%	Software	Warrant	Common Stock	September 30, 2020	82,362	252	503

Nuvolo Technologies Corporation 115 W Century Road Paramus, NJ 07652	0.15%	Software	Warrant	Common Stock	March 29, 2019	50,000	89	367

OneLogin, Inc. 848 Battery Street San Francisco, CA 94111	0.40%	Software	Warrant	Common Stock	February 2, 2016	381,620	305	1,560

Poplicus, Inc. 19 South Park Avenue San Francisco, CA 94107	0.33%	Software	Warrant	Common Stock	May 28, 2014	132,168	—	—

Pymetrics, Inc. 102 Madison Avenue New York, NY 10016	0.45%	Software	Warrant	Common Stock	September 15, 2020	150,943	76	149

RapidMiner, Inc. 10 Milk Street Boston, MA 02110	0.30%	Software	Warrant	Preferred Series C-1	November 28, 2017	4,982	24	47

Reltio, Inc. 100 Marine Parkway Redwood Shores, CA 94065	0.10%	Software	Warrant	Common Stock	June 30, 2020	69,120	215	290

Signpost, Inc. 333 Hudson Street New York, NY 10014	0.32%	Software	Warrant	Series Junior 1 Preferred	January 13, 2016	474,019	314	—

SingleStore, Inc. (p.k.a. memsql, Inc.) 380 10th Street, Suite 25 San Francisco, CA 94103	0.55%	Software	Warrant	Preferred Series D	April 28, 2020	312,596	103	713

Tact.ai Technologies, Inc. 2400 Broadway Street Redwood City, CA 94063	0.82%	Software	Warrant	Common Stock	February 13, 2020	1,041,667	206	188

Udacity, Inc. 2440 W El Camino Real Mountain View, CA 94040	0.28%	Software	Warrant	Common Stock	September 25, 2020	486,359	218	297

ZeroFox, Inc. 1111 Light Street, 3rd Floor Baltimore, MD 21230	0.20%	Software	Warrant	Preferred Series C-1	May 7, 2020	648,350	100	302

Zimperium, Inc. 560 Mission Street San Francisco, CA 94105	0.04%	Software	Warrant	Common Stock	July 2, 2021	20,563	72	70

Subtotal: Software (0.80%)*							5,733	10,685

As of September 30, 2021

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Percentage Ownership	Sub-Industry	Type of Investment(1)	Series	Initial Acquisition Date	Shares	Cost(3)	Value(4)
Specialty Pharmaceuticals

Alimera Sciences, Inc.(4) 6120 Windward Parkway, Suite 290 Alpharetta, GA 30005	0.44%	Specialty Pharmaceuticals	Warrant	Common Stock	October 20, 2016	30,581	$132	$6

Subtotal: Specialty Pharmaceuticals (0.00%)*							132	6

Surgical Devices

Gynesonics, Inc. 600 Chesapeake Drive Redwood City, CA 94063	0.56%	Surgical Devices	Warrant	Preferred Series C	February 8, 2012	151,123	67	14

TransMedics Group, Inc. (p.k.a Transmedics, Inc.) (4) 200 Minuteman Road, Suite 302 Andover, MA 01810	0.23%	Surgical Devices	Warrant	Common Stock	November 7, 2012	64,440	139	1,102

Subtotal: Surgical Devices (0.08%)*							206	1,116

Sustainable and Renewable Technology

Agrivida, Inc. 78E Olympia Avenue Woburn, MA 01801	0.32%	Sustainable and Renewable Technology	Warrant	Preferred Series D	June 20, 2013	471,327	120	—

Fulcrum Bioenergy, Inc. 4900 Hopyard Road Pleasanton, CA 94588	0.15%	Sustainable and Renewable Technology	Warrant	Preferred Series C-1	September 13, 2012	280,897	275	706

Halio, Inc. (p.k.a. Kinestral Technologies, Inc.) 400 East Jamie Court South San Francisco, CA 94080	0.36%	Sustainable and Renewable Technology	Warrant	Preferred Series A	April 22, 2014	325,000	155	165

		Sustainable and Renewable Technology	Warrant	Preferred Series B	April 7, 2015	131,883	62	54

Total Halio, Inc. (p.k.a. Kinestral Technologies, Inc.)						456,883	217	219

Polyera Corporation 8025 Lamon Avenue Skokie, IL 60077	1.08%	Sustainable and Renewable Technology	Warrant	Preferred Series C	December 11, 2012	311,609	338	—

Subtotal: Sustainable and Renewable Technology (0.07%)*							950	925

Total: Warrant Investments (3.20%)*							$25,913	$42,859

Total: Investments in Securities (187.72%)*							$2,424,166	$2,510,812

Investment Funds & Vehicles

Forbion Growth Opportunities Fund I C.V.(5)(10)(17) Gooimeer 2-35 Naarden, Netherlands 1411 DVC	1.39%	Drug Discovery & Development	Investment Funds & Vehicles		November 16, 2020		$1,223	$1,042

Total: Investments in Investment Funds & Vehicles (0.08%)*							$1,223	$1,042

Total: Investments before Cash and Cash Equivalents (187.80%)*							$2,425,389	$2,511,854

Cash & Cash Equivalents

GS Financial Square Government Fund			Cash & Cash Equivalents	Institutional Shares			$206,000	$206,000

Total: Investments in Cash & Cash Equivalents (15.40%)*							$206,000	$206,000

Total: Investments after Cash and Cash Equivalents (203.20%)*							$2,631,389	$2,717,854

*	Value as a percent of net assets

(1)	Preferred and common stock, warrants, and equity interests are generally non-income producing.
(2)	Interest rate PRIME represents 3.25% as of September 30, 2021. 1-month LIBOR, 3-month LIBOR and 6-month LIBOR represent 0.08%, 0.13%, and 0.16%, respectively, as of September 30, 2021.
(3)

Gross unrealized appreciation, gross unrealized depreciation, and net unrealized appreciation for federal income tax purposes totaled $158.6 million, $70.5 million and $88.1 million, respectively. The tax cost of investments is $2.4 billion.

(4)

Except for warrants in 27 publicly traded companies and common stock in 34 publicly traded companies, all investments are restricted as of September 30, 2021 and were valued at fair value using Level 3 significant unobservable inputs as determined in good faith by the Company’s board of directors (the “Board”). No unrestricted securities of the same issuer are outstanding. The Company uses the Standard Industrial Code for classifying the industry grouping of its portfolio companies.

(5)	Non-U.S. company or the company’s principal place of business is outside the United States.
(6)

Affiliate investment as defined under the Investment Company Act of 1940, as amended, (the “1940 Act”) in which Hercules owns at least 5% but generally less than 25% of the company’s voting securities.

(7)	Control investment as defined under the 1940 Act in which Hercules owns at least 25% of the company’s voting securities or has greater than 50% representation on its board.
(8)

Debt is on non-accrual status as of September 30, 2021, and is therefore considered non-income producing. Note that as of September 30, 2021, only the PIK, or payment-in-kind, portion is on non-accrual for the Company’s debt investment in Tectura Corporation.

(9)	Denotes that all or a portion of the debt investment is convertible debt.
(10)

Indicates assets that the Company deems not “qualifying assets” under section 55(a) of 1940 Act. Qualifying assets must represent at least 70% of the Company’s total assets at the time of acquisition of any additional non-qualifying assets.

(11)	Denotes that all or a portion of the debt investment secures the notes offered in the 2027 Asset-Backed Notes or 2028 Asset-Backed Notes.
(12)	Denotes that all or a portion of the debt investment is pledged as collateral under the Wells Facility.
(13)	Denotes that all or a portion of the debt investment is pledged as collateral under the Union Bank Facility.
(14)	Denotes that all or a portion of the debt investment principal includes accumulated PIK interest and is net of repayments.
(15)	Denotes that all or a portion of the investment in this portfolio company is held by Hercules Capital IV, L.P., the Company’s wholly owned small business investment company.
(16)	Denotes that the fair value of the Company’s total investments in this portfolio company represent greater than 5% of the Company’s total net assets as of September 30, 2021.
(17)	Denotes that there is an unfunded contractual commitment available at the request of this portfolio company as of September 30, 2021.
(18)

Denotes unitranche debt with first lien “last-out” senior secured position and security interest in all assets of the portfolio company whereby the “last-out” portion will be subordinated to the “first-out” portion in a liquidation, sale or other disposition.

(19)	Denotes second lien senior secured debt.
(20)

Denotes all or a portion of the public equity or warrant investment was acquired in a transaction exempt from registration under the Securities Act of 1933 (“Securities Act”) and may be deemed to be “restricted securities” under the Securities Act. As of September 30, 2021, the aggregate fair value of these securities is $28,553, or 2.13% of the Company’s net assets.

(21)

Denotes investment in a non-voting security in the form of a promissory note. The terms of the notes provide the Company with a lien on the issuers’ shares of Common Stock in portfolio company Black Crow AI, Inc., subject to release upon repayment of the outstanding balance of the notes. As of September 30, 2021, the Black Crow AI, Inc. affiliates promissory notes had an outstanding balance of $3.0 million.

SENIOR SECURITIES

Information about our senior securities is shown in the following table as of September 30, 2021 and December 31, 2020, 2019, 2018, 2017, 2016, 2015, 2014, 2013, 2012 and 2011. The annual information is derived from our audited consolidated financial statements for these periods, which have been audited by PricewaterhouseCoopers LLP, our independent registered public accounting firm. The “N/A” indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.

Class and Year	Total Amount Outstanding Exclusive of Treasury Securities(1)	Asset Coverage per Unit (2)	Average Market Value per Unit(3)
Securitized Credit Facility with Wells Fargo Capital Finance
December 31, 2011	$10,186,830	$73,369	N/A
December 31, 2012(6)	—	—	N/A
December 31, 2013(6)	—	—	N/A
December 31, 2014(6)	—	—	N/A
December 31, 2015	$50,000,000	$26,352	N/A
December 31, 2016	$5,015,620	$290,234	N/A
December 31, 2017(6)	—	—	N/A
December 31, 2018	$13,106,582	$147,497	N/A
December 31, 2019(6)	—	—	N/A
December 31, 2020(6)	—	—	N/A
September 30, 2021 (unaudited)(6)	—	—	N/A
Securitized Credit Facility with Union Bank, NA
December 31, 2011(6)	—	—	N/A
December 31, 2012(6)	—	—	N/A
December 31, 2013(6)	—	—	N/A
December 31, 2014(6)	—	—	N/A
December 31, 2015(6)	—	—	N/A
December 31, 2016(6)	—	—	N/A
December 31, 2017(6)	—	—	N/A
December 31, 2018	$39,849,010	$48,513	N/A
December 31, 2019	$103,918,736	$23,423	N/A
December 31, 2020(6)	—	—	N/A
September 30, 2021 (unaudited)(6)	—	—	N/A
Small Business Administration Debentures (HT II)(4)
December 31, 2011	$125,000,000	$5,979	N/A
December 31, 2012	$76,000,000	$14,786	N/A
December 31, 2013	$76,000,000	$16,075	N/A
December 31, 2014	$41,200,000	$31,535	N/A
December 31, 2015	$41,200,000	$31,981	N/A
December 31, 2016	$41,200,000	$35,333	N/A
December 31, 2017	$41,200,000	$39,814	N/A
December 31, 2018	—	—	N/A
Small Business Administration Debentures (HT III)(5)
December 31, 2011	$100,000,000	$7,474	N/A
December 31, 2012	$149,000,000	$7,542	N/A
December 31, 2013	$149,000,000	$8,199	N/A
December 31, 2014	$149,000,000	$8,720	N/A
December 31, 2015	$149,000,000	$8,843	N/A
December 31, 2016	$149,000,000	$9,770	N/A
December 31, 2017	$149,000,000	$11,009	N/A

Class and Year	Total Amount Outstanding Exclusive of Treasury Securities(1)	Asset Coverage per Unit (2)	Average Market Value per Unit(3)
December 31, 2018	$149,000,000	$12,974	N/A
December 31, 2019	$149,000,000	$16,336	N/A
December 31, 2020	$99,000,000	$26,168	N/A
September 30, 2021 (unaudited)	—	—	N/A
Small Business Administration Debentures (HC IV)(8)
September 30, 2021 (unaudited)	$64,500,000	$42,788	N/A
2016 Convertible Notes
December 31, 2011	$75,000,000	$10,623	$885
December 31, 2012	$75,000,000	$15,731	$1,038
December 31, 2013	$75,000,000	$16,847	$1,403
December 31, 2014	$17,674,000	$74,905	$1,290
December 31, 2015	$17,604,000	$74,847	$1,110
December 31, 2016	—	—	N/A
April 2019 Notes
December 31, 2012	$84,489,500	$13,300	$986
December 31, 2013	$84,489,500	$14,460	$1,021
December 31, 2014	$84,489,500	$15,377	$1,023
December 31, 2015	$64,489,500	$20,431	$1,017
December 31, 2016	$64,489,500	$22,573	$1,022
December 31, 2017	—	—	N/A
September 2019 Notes
December 31, 2012	$85,875,000	$13,086	$1,003
December 31, 2013	$85,875,000	$14,227	$1,016
December 31, 2014	$85,875,000	$15,129	$1,026
December 31, 2015	$45,875,000	$28,722	$1,009
December 31, 2016	$45,875,000	$31,732	$1,023
December 31, 2017	—	—	N/A
2022 Notes
December 31, 2017	$150,000,000	$10,935	$1,014
December 31, 2018	$150,000,000	$12,888	$976
December 31, 2019	$150,000,000	$16,227	$1,008
December 31, 2020	$150,000,000	$17,271	$1,017
September 30, 2021 (unaudited)	$150,000,000	$18,399	$1,018
2024 Notes
December 31, 2014	$103,000,000	$12,614	$1,010
December 31, 2015	$103,000,000	$12,792	$1,014
December 31, 2016	$252,873,175	$5,757	$1,016
December 31, 2017	$183,509,600	$8,939	$1,025
December 31, 2018	$83,509,600	$23,149	$1,011
December 31, 2019	—	—	N/A
2025 Notes
December 31, 2018	$75,000,000	$25,776	$962
December 31, 2019	$75,000,000	$32,454	$1,032
December 31, 2020	$75,000,000	$34,541	$1,020
September 30, 2021 (unaudited)	$—	$—	N/A

Class and Year	Total Amount Outstanding Exclusive of Treasury Securities(1)	Asset Coverage per Unit (2)	Average Market Value per Unit(3)
2033 Notes
December 31, 2018	$40,000,000	$48,330	$934
December 31, 2019	$40,000,000	$60,851	$1,054
December 31, 2020	$40,000,000	$64,765	$1,072
September 30, 2021 (unaudited)	$40,000,000	$68,996	$1,058
July 2024 Notes
December 31, 2019	$105,000,000	$23,181	N/A
December 31, 2020	$105,000,000	$24,672	N/A
September 30, 2021 (unaudited)	$105,000,000	$26,284	N/A
February 2025 Notes
December 31, 2020	$50,000,000	$51,812	N/A
September 30, 2021 (unaudited)	$50,000,000	$55,197	N/A
June 2025 Notes
December 31, 2020	$70,000,000	$37,009	N/A
September 30, 2021 (unaudited)	$70,000,000	$39,426	N/A
March 2026 A Notes
December 31, 2020	$50,000,000	$51,812	N/A
September 30, 2021 (unaudited)	$50,000,000	$55,197	N/A
March 2026 B Notes
September 30, 2021 (unaudited)	$50,000,000	$55,197	N/A
September 2026 Notes
September 30, 2021 (unaudited)	$325,000,000	$8,492	$902
2017 Asset-Backed Notes
December 31, 2012	$129,300,000	$8,691	$1,000
December 31, 2013	$89,556,972	$13,642	$1,004
December 31, 2014	$16,049,144	$80,953	$1,375
December 31, 2015	—	—	N/A
2021 Asset-Backed Notes
December 31, 2014	$129,300,000	$10,048	$1,000
December 31, 2015	$129,300,000	$10,190	$996
December 31, 2016	$109,205,263	$13,330	$1,002
December 31, 2017	$49,152,504	$33,372	$1,001
December 31, 2018	—	—	N/A
2027 Asset-Backed Notes
December 31, 2018	$200,000,000	$9,666	$1,006
December 31, 2019	$200,000,000	$12,170	$1,004
December 31, 2020	$180,988,022	$14,314	$1,001
September 30, 2021 (unaudited)	$115,373,367	$23,921	$1,000
2028 Asset-Backed Notes
December 31, 2019	$250,000,000	$9,736	$1,004
December 31, 2020	$250,000,000	$10,362	$1,002
September 30, 2021 (unaudited)	$173,809,040	$15,879	$1,001
2022 Convertible Notes
December 31, 2017	$230,000,000	$7,132	$1,028
December 31, 2018	$230,000,000	$8,405	$946
December 31, 2019	$230,000,000	$10,583	$1,021
December 31, 2020	$230,000,000	$11,264	$1,027
September 30, 2021 (unaudited)	$230,000,000	$11,999	$1,043
Total Senior Securities(7)
December 31, 2011	$310,186,830	$2,409	N/A
December 31, 2012	$599,664,500	$1,874	N/A
December 31, 2013	$559,921,472	$2,182	N/A

Class and Year	Total Amount Outstanding Exclusive of Treasury Securities(1)	Asset Coverage per Unit (2)	Average Market Value per Unit(3)
December 31, 2014	$626,587,644	$2,073	N/A
December 31, 2015	$600,468,500	$2,194	N/A
December 31, 2016	$667,658,558	$2,180	N/A
December 31, 2017	$802,862,104	$2,043	N/A
December 31, 2018	$980,465,192	$1,972	N/A
December 31, 2019	$1,302,918,736	$1,868	N/A
December 31, 2020	$1,299,988,022	$1,993	N/A
September 30, 2021 (unaudited)	$1,423,682,407	$1,939	N/A

(1)	Total amount of each class of senior securities outstanding at the end of the period presented.
(2)

The asset coverage ratio for a class of senior securities representing indebtedness is calculated as our consolidated total assets, less all liabilities and indebtedness not represented by senior securities, including senior securities not subject to asset coverage requirements under the 1940 Act due to exemptive relief from the SEC, divided by senior securities representing indebtedness. This asset coverage ratio is multiplied by $1,000 to determine the Asset Coverage per Unit.

(3)	Not applicable because senior securities are not registered for public trading.
(4)

Issued by Hercules Technology II, L.P., or HT II, one of our prior SBIC subsidiaries, to the Small Business Association, or SBA. On July 13, 2018, we completed repayment of the remaining outstanding HT II debentures and subsequently surrendered the SBA license with respect to HT II. These categories of senior securities were not subject to the asset coverage requirements of the 1940 Act as a result of exemptive relief granted to us by the SEC.

(5)

Issued by HT III, one of our prior SBIC subsidiaries, to the SBA. On May 5, 2021, we completed repayment of the remaining outstanding HT III debentures and subsequently surrendered the SBA license with respect to HT III. These categories of senior securities were not subject to the asset coverage requirements of the 1940 Act as a result of exemptive relief granted to us by the SEC.

(6)	The Company’s Wells Facility and Union Bank Facility had no borrowings outstanding as of the period ends noted above.
(7)

The total senior securities and Asset Coverage per Unit shown for those securities do not represent the asset coverage ratio requirement under the 1940 Act, because the presentation includes senior securities not subject to the asset coverage requirements of the 1940 Act as a result of exemptive relief granted to us by the SEC. As of September 30, 2021 and December 31, 2020, our asset coverage ratio under our regulatory requirements as a business development company was 198.3% and 207.5%, respectively, excluding our SBA debentures as a result of our exemptive order from the SEC which allows us to exclude all SBA leverage from our asset coverage ratio.

(8)

Issued by Hercules Capital IV, L.P. or HC IV, a SBIC subsidiary, to the SBA. These categories of senior securities were not subject to the asset coverage requirements of the 1940 Act as a result of exemptive relief granted to us by the SEC.

BUSINESS

The information contained under the caption “Business” of our most recent Annual Report on Form 10-K is incorporated by reference herein.

MANAGEMENT

The information contained under the captions “Proposal 1: Election of Directors” and “Corporate Governance” in our most recent Proxy Statement for our Annual Meeting of Stockholders and “Business” of our most recent Annual Report on Form 10-K is incorporated by reference herein.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The information contained under the captions “Certain United States Income Tax Considerations” of our most recent Annual Report on Form 10-K is incorporated by reference herein.

SALES OF COMMON STOCK BELOW NET ASSET VALUE

We are not generally able to issue and sell our common stock at a price below NAV per share. We may, however, sell our common stock, at a price below the current NAV of the common stock, or sell warrants, options or other rights to acquire such common stock, at a price below the current NAV of the common stock if our Board of Directors determines that such sale is in our best interests and the best interests of our stockholders and our stockholders have approved the practice of making such sales. In connection with the receipt of such stockholder approval, we will agree to limit the number of shares that we issue at a price below NAV pursuant to this authorization so that the aggregate dilutive effect on our then outstanding shares will not exceed 20%. Our Board of Directors, subject to its fiduciary duties and regulatory requirements, has the discretion to determine the amount of the discount, and as a result, the discount could be up to 100% of NAV per share.

In order to sell shares pursuant to this authorization:

•	a majority of our independent directors who have no financial interest in the sale must have approved the sale; and

•

a majority of such directors, who are not interested persons of the Company, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, must have determined in good faith, and as of a time immediately prior to the first solicitation by us or on our behalf of firm commitments to purchase such shares or immediately prior to the issuance of such shares, that the price at which such shares are to be sold is not less than a price which closely approximates the market value of those shares, less any underwriting commission or discount; and

Any offering of common stock below NAV per share will be designed to raise capital for investment in accordance with our investment objectives and business strategies.

In making a determination that an offering below NAV per share is in our and our stockholders’ best interests, our Board of Directors would consider a variety of factors including:

•	The effect that an offering below NAV per share would have on our stockholders, including the potential dilution they would experience as a result of the offering;

•	The amount per share by which the offering price per share and the net proceeds per share are less than the most recently determined NAV per share;

•	The relationship of recent market prices of our common stock to NAV per share and the potential impact of the offering on the market price per share of our common stock;

•	Whether the proposed offering price would closely approximate the market value of our shares;

•	The potential market impact of being able to raise capital during the current financial market difficulties;

•	The nature of any new investors anticipated to acquire shares in the offering;

•	The anticipated rate of return on and quality, type and availability of investments to be funded with the proceeds from the offering, if any; and

•	The leverage available to us, both before and after any offering, and the terms thereof.

Sales by us of our common stock at a discount from NAV pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering.

The following three headings and accompanying tables will explain and provide hypothetical examples on the impact of an offering at a price less than NAV per share on three different sets of investors:

•	existing stockholders who do not purchase any shares in the offering;

•	existing stockholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in the offering; and

•	new investors who become stockholders by purchasing shares in the offering.

Impact on Existing Stockholders not Participating in the Offering

Our existing stockholders who do not participate in an offering below NAV per share or who do not buy additional shares in the secondary market at the same or lower price we obtain in the offering (after expenses and commissions) face the greatest potential risks. All stockholders will experience an immediate decrease (often called dilution) in the NAV of the shares they hold. Stockholders who do not participate in the offering will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than stockholders who do participate in the offering. All stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discount to NAV increases.

The following table illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in different hypothetical offerings of different sizes and levels of discount from NAV per share. Actual sales prices and discounts may differ from the presentation below.

The examples assume that Company XYZ has 3,000,000 common shares outstanding, $40,000,000 in total assets and $10,000,000 in total liabilities. The current NAV and NAV per share are thus $30,000,000 and $10.00, respectively. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 300,000 shares (10% of the outstanding shares) with proceeds to the Company XYZ at $9.00 per share after offering expenses and commissions, and (2) an offering of 600,000 shares (20% of the outstanding shares) with proceeds to the Company at $0.001 per share after offering expenses and commissions (a 100% discount from NAV).

	Prior to Sale Below NAV	Example 1 10% Offering at 10% Discount		Example 2 20% Offering at 100% Discount
		Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public(1)	—	$9.47	—	$0.001	—
Net Proceeds per Share to Issuer	—	$9.00	—	$0.001	—
Decrease to NAV
Total Shares Outstanding	3,000,000	3,300,000	10.00%	3,600,000	20.00%
NAV per Share	$10.00	$9.91	(0.90)%	$8.33	(16.67)%
Share Dilution to Stockholder
Shares Held by Stockholder A	30,000	30,000	—	30,000	—
Percentage of Shares Held by Stockholder A	1.00%	0.91%	(9.09)%	0.83%	(16.67)%
Total Asset Values
Total NAV Held by Stockholder A	$300,000	$297,273	(0.90)%	$250,005	(16.67)%
Total Investment by Stockholder A (Assumed to Be $10.00 per Share)	$300,000	$300,000	—	$300,000	—
Total Dilution to Stockholder A (Change in Total NAV Held By Stockholder)	—	$(2,727)	—	$(49,995)	—
Per Share Amounts
NAV per Share Held by Stockholder A	—	$9.91	—	$8.33	—
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—
Dilution per Share Held by Stockholder A	—	$(0.09)	—	$(1.67)	—
Percentage Dilution per Share Held by Stockholder A	—	—	(0.91)%	—	(16.67)%

(1)	Assumes 5% in selling compensation and expenses paid by Company XYZ.

Impact on Existing Stockholders who do Participate in the Offering

Our existing stockholders who participate in an offering below NAV per share or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of NAV dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares immediately prior to the offering. The level of NAV dilution on an aggregate basis will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than their proportionate percentage will experience NAV dilution but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in NAV per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares purchased by such stockholder increases. Even a stockholder who over-participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience NAV dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and the level of discount to NAV increases.

The following chart illustrates the level of dilution and accretion in the hypothetical 20% discount offering from the prior chart (Example 3) for a stockholder that acquires shares equal to (1) 50% of its proportionate share of the offering (i.e., 3,000 shares, which is 0.5% of an offering of 600,000 shares rather than its 1.0% proportionate share) and (2) 150% of such percentage (i.e., 9,000 shares, which is 1.5% of an offering of 600,000 shares rather than its 1.0% proportionate share). The prospectus supplement pursuant to which any discounted offering is made will include a chart for this example based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share.

	Prior to Sale Below NAV	50% Participation		150% Participation
		Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public(1)	—	$8.42	—	$8.42	—
Net Proceeds per Share to Issuer	—	$8.00	—	$8.00	—
Increase in Shares and Decrease to NAV
Total Shares Outstanding	3,000,000	3,600,000	20.00%	3,600,000	20.00%
NAV per Share	$10.00	$9.67	(3.33)%	$9.67	(3.33)%
Dilution/Accretion to Participating Stockholder A
Share Dilution/Accretion
Shares Held by Stockholder A	30,000	33,000	10.00%	39,000	30.00%
Percentage Outstanding Held by Stockholder A	1.00%	0.92%	(8.33)%	1.08%	8.33%
NAV Dilution/Accretion
Total NAV Held by Stockholder A	$300,000	$319,000	6.33%	$377,000	25.67%
Total Investment by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	—	$325,260	—	$375,780	—
Total Dilution/Accretion to Stockholder A (Total NAV Less Total Investment)	—	$(6,260)	—	$1,220	—
NAV Dilution/Accretion per Share
NAV per Share Held by Stockholder A	—	$9.67	—	$9.67	—
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$9.86	(1.44)%	$9.64	(3.65)%
NAV Dilution/Accretion per Share Experienced by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.19)	—	$0.03	—
Percentage NAV Dilution/Accretion Experienced by Stockholder A (NAV Dilution/Accretion per Share Divided by Investment per Share)	—	—	(1.93)%	—	0.33%

(1)	Assumes 5% in selling compensation and expenses paid by Company XYZ.

Impact on New Investors

Investors who are not currently stockholders, but who participate in an offering below NAV and whose investment per share is greater than the resulting NAV per share (due to selling compensation and expenses paid by us) will experience an immediate decrease, albeit small, in the NAV of their shares and their NAV per share compared to the price they pay for their shares. Investors who are not currently stockholders and who participate in an offering below NAV per share and whose investment per share is also less than the resulting NAV per share will experience an immediate increase in the NAV of their shares and their NAV per share compared to the price they pay for their shares. All these investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discount to NAV increases.

The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical 10% and 100% discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (1.00%) of the shares in the offering as Stockholder A in the prior examples held immediately prior to the offering. The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share.

	Prior to Sale Below NAV	Example 1 10% Offering at 10% Discount		Example 2 20% Offering at 100% Discount
		Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public(1)	—	$9.47	—	$0.001	—
Net Proceeds per Share to Issuer	—	$9.00	—	$0.001	—
Increase in Shares and Decrease to NAV
Total Shares Outstanding	3,000,000	3,300,000	10.00%	3,600,000	20.00%
NAV per Share	$10.00	$9.91	(0.91)%	$8.33	(16.67)%
Dilution/Accretion to New Investor A
Share Dilution
Shares Held by Investor A	3,000	3,000	—	6,000	100.00%
Percentage Outstanding Held by Investor A	0.10%	0.09%	(9.09)%	0.17%	66.67%
NAV Dilution
Total NAV Held by Investor A	30,000	$29,727	(0.91)%	$50,001	66.67%
Total Investment by Investor A (At Price to Public)	28,410	$28,410	—	$56,820	—
Total Dilution/Accretion to Investor A (Total NAV Less Total Investment)		$1,317	—	$(6,819)	—
NAV Dilution per Share
NAV per Share Held by Investor A		$9.91	—	$8.33	—
Investment per Share Held by Investor A	9.47	$9.47	—	$9.47	—
NAV Dilution/Accretion per Share Experienced by Investor A (NAV per Share Less Investment per Share)	—	$9.91	—	$8.33	—
Percentage NAV Dilution/Accretion Experienced by Investor A (NAV Dilution/Accretion per Share Divided by Investment per Share)	—	0.44	4.64%	(1.14)	(12.00)%

(1)	Assumes 5% in selling compensation and expenses paid by Company XYZ.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS

The information contained under the caption “Security Ownership of Management and Certain Beneficial Owners” in our most recent Definitive Proxy Statement on Schedule 14A is incorporated by reference herein.

DIVIDEND REINVESTMENT PLAN

We have adopted a dividend reinvestment plan (the “DRP”), through which all distributions are paid to our stockholders in the form of additional shares of our common stock, unless a stockholder elects to receive cash as provided below. In this way, a stockholder can maintain an undiluted investment in our common stock and still allow us to pay out the required distributable income.

No action is required on the part of a registered stockholder to receive a distribution in shares of our common stock. A registered stockholder may elect to receive an entire distribution in cash by notifying American Stock Transfer & Trust Company, the plan administrator and our transfer agent and registrar, so that such notice is received by the plan administrator no later than three days prior to the payment date for distributions to stockholders. The plan administrator will set up an account for shares acquired through the DRP for each stockholder who has not elected to receive distributions in cash (each a “Participant”) and hold such shares in non-certificated form. Upon request by a Participant, received not less than three days prior to the payment date, the plan administrator will, instead of crediting shares to the Participant’s account, issue a certificate registered in the Participant’s name for the number of whole shares of our common stock and a check for any fractional share.

Those stockholders whose shares are held by a broker or other financial intermediary may receive distributions in cash by notifying their broker or other financial intermediary of their election.

We expect to use primarily newly-issued shares to implement the DRP, whether our shares are trading at a premium or at a discount to NAV, although we have the option under the DRP to purchase shares in the market to fulfill DRP requirements. The number of shares to be issued to a stockholder is determined by dividing the total dollar amount of the distribution payable to such stockholder by the market price per share of our common stock at the close of regular trading on the NYSE on the valuation date for such distribution. Market price per share on that date will be the closing price for such shares on the NYSE or, if no sale is reported for such day, at the average of their electronically-reported bid and asked prices. The number of shares of our common stock to be outstanding after giving effect to payment of the distribution cannot be established until the value per share at which additional shares will be issued has been determined and elections of our stockholders have been tabulated.

There is no charge to our stockholders for receiving their distributions in the form of additional shares of our common stock. The plan administrator’s fees for handling distributions in stock are paid by us. There are no brokerage charges with respect to shares we have issued directly as a result of distributions payable in stock. If a Participant elects by internet or by written or telephonic notice to the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the Participant’s account and remit the proceeds to the Participant, the plan administrator is authorized to deduct a $15.00 transaction fee plus brokerage commissions from the proceeds.

Any shares issued in connection with a stock split or stock dividend will be added to a Participant’s account with the Plan Administrator. The Plan Administrator may curtail or suspend transaction processing until the completion of such stock split or payment of such stock dividend.

Stockholders who receive distributions in the form of stock generally are subject to the same federal, state and local tax consequences as are stockholders who elect to receive their distributions in cash. A stockholder’s basis for determining gain or loss upon the sale of stock received in a distribution from us will be equal to the total dollar amount of the distribution payable to the stockholder.

The DRP may be terminated by us upon notice in writing mailed to each Participant at least 30 days prior to any record date for the payment of any distribution by us. All correspondence concerning the DRP, including requests for additional information, should be directed to the plan administrator by mail at American Stock Transfer & Trust Company, Attn: Dividend Reinvestment Department, P.O. Box 922, Wall Street Station, New York, NY 10269-0560 or by phone at 1-866-669-9888.

DESCRIPTION OF CAPITAL STOCK

The following description is based on relevant portions of the Maryland General Corporation Law and on our charter and bylaws. This summary may not contain all of the information that is important to you, and we refer you to the Maryland General Corporation Law and our charter and bylaws for a more detailed description of the provisions summarized below. We urge you to read the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you related to any shares of our capital stock being offered.

Under the terms of our charter, our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, of which 116,375,323 shares are outstanding as of December 13, 2021. Under our charter, our Board of Directors is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock, and to cause the issuance of such shares, without obtaining stockholder approval. In addition, as permitted by the Maryland General Corporation Law, but subject to the 1940 Act, our charter provides that the Board of Directors, without any action by our stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Under Maryland law, our stockholders generally are not personally liable for our debts or obligations.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, distributions and voting privileges, except as described below and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable.

Distributions may be paid to the holders of our common stock if, as and when authorized by our Board of Directors and declared by us out of assets legally available therefor. Shares of our common stock have no conversion, exchange, preemptive or redemption rights. In the event of a liquidation, dissolution or winding up of Hercules each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock will elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.

Title of Class	Amount Authorized	Amount Held by Company for its Account	Amount Outstanding
Common Stock, $0.001 par value per share	200,000,000	—	116,375,323

Preferred Stock

Our charter authorizes our Board of Directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the Board of Directors is required by Maryland law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. You should note, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.

Our charter authorizes us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in any such capacity, except with respect to any matter as to which such person shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that their action was in our best interest or to be liable to us or our stockholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office. Our charter also provides that, to the maximum extent permitted by Maryland law, with the approval of our Board of Directors and provided that certain conditions described in our charter are met, we may pay certain expenses incurred by any such indemnified person in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of such indemnified person to repay amounts we have so paid if it is ultimately determined that indemnification of such expenses is not authorized under our charter. Our bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in any such capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity, except with respect to any matter as to which such person shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that their action was in our best interest or to be liable to us or our stockholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office. Our bylaws also provide that, to the maximum extent permitted by Maryland law, with the approval of our Board of Directors and provided that certain conditions described in our bylaws are met, we may pay certain expenses incurred by any such indemnified person in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of such indemnified person to repay amounts we have so paid if it is ultimately determined that indemnification of such expenses is not authorized under our bylaws.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We currently have in effect a directors’ and officers’ insurance policy covering our directors and officers and us for any acts and omissions committed, attempted or allegedly committed by any director or officer during the policy period. The policy is subject to customary exclusions.

Provisions of the Maryland General Corporation Law and Our Charter and Bylaws

The Maryland General Corporation Law and our charter and bylaws contain provisions that could make it more difficult for a potential acquiror to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Classified Board of Directors

Our Board of Directors is divided into three classes of directors serving staggered three-year terms. The terms of the first, second and third classes will expire in 2023, 2024 and 2022, respectively. Upon expiration of their current terms, directors of each class are eligible to serve for three-year terms or until their successors are duly elected and qualify. Each year one class of directors will be elected by the stockholders. A classified board may render a change in control or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified Board of Directors will help to ensure the continuity and stability of our management and policies.

Election of Directors

Our charter provides that, except as otherwise provided in the bylaws, the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote in the election of directors will be required to elect each director. Our bylaws currently provide that directors are elected by a plurality of the votes cast in the election of directors. Pursuant to our charter and bylaws, our Board of Directors may amend the bylaws to alter the vote required to elect directors.

Number of Directors; Vacancies; Removal

Our charter provides that the number of directors will be set only by the Board of Directors in accordance with our bylaws. Our bylaws provide that a majority of our entire Board of Directors may at any time increase or decrease the number of directors. However, unless the bylaws are amended, the number of directors may never be less than one nor more than 12. We have elected to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law, as amended (the “Maryland General Corporation Law”), regarding the filling of vacancies on the Board of Directors. Accordingly, at such time, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.

Our charter provides that a director may be removed only for cause, as defined in the charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

Action by Stockholders

Under the Maryland General Corporation Law, stockholder action may be taken only at an annual or special meeting of stockholders or by unanimous consent in lieu of a meeting (unless the charter provides for stockholder action by less than unanimous written consent, which our charter does not). These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the Board of Directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board of Directors or (3) provided that the Board of Directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board of Directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our Board of Directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meeting of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our Board of Directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders shall be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all of the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our charter also provides that certain charter amendments and any proposal for our conversion, whether by merger or otherwise, from a closed-end company to an open-end company or any proposal for our liquidation or dissolution requires the approval of the stockholders entitled to cast at least 75% of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by at least 75% of our continuing directors (in addition to approval by our Board of Directors), such amendment or proposal may be approved by the stockholders entitled to cast a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in our charter as our current directors, as well as those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of the continuing directors then on the Board of Directors.

Our charter and bylaws provide that the Board of Directors will have the exclusive power to make, alter, amend or repeal any provision of our bylaws.

No Appraisal Rights

Except with respect to appraisal rights arising in connection with the Control Share Act discussed below, as permitted by the Maryland General Corporation Law, our charter provides that stockholders will not be entitled to exercise appraisal rights.

Control Share Acquisitions

The Maryland Control Share Acquisition Act (the “Control Share Act”) provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the Board of Directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The Control Share Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the Control Share Act any and all acquisitions by any person of our shares of stock.

Business Combinations

Under the Maryland Business Combination Act (the “Business Combination Act”), “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the Board of Directors approved in advance the transaction by which such stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the 5-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the Board of Directors before the time that the interested stockholder becomes an interested stockholder. Our Board of Directors has adopted a resolution exempting any business combination between us and any other person from the provisions of the Business Combination Act, provided that the business combination is first approved by the Board of Directors, including a majority of the directors who are not interested persons as defined in the 1940 Act.

Conflict with 1940 Act

Our bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law, or any provision of our charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

Regulatory Restrictions

Our wholly-owned subsidiary, HC IV, has obtained a SBIC license. The SBA prohibits, without prior SBA approval, a “change of control” or transfers which would result in any person (or group of persons acting in concert) owning 10% or more of any class of capital stock of a SBIC. A “change of control” is any event which would result in a transfer of the power, direct or indirect, to direct the management and policies of a SBIC, whether through ownership, contractual arrangements or otherwise.

DESCRIPTION OF OUR PREFERRED STOCK

In addition to shares of common stock, our charter authorizes the issuance of preferred stock. We may issue preferred stock from time to time in one or more classes or series, without stockholder approval. If we offer preferred stock under this prospectus we will issue an appropriate prospectus supplement. Prior to issuance of shares of each class or series, our Board of Directors is required by Maryland law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. You should note, however, that any such an issuance must adhere to the requirements of the 1940 Act, Maryland law and any other limitations imposed by law.

The following is a general description of the terms of the preferred stock we may issue from time to time. Particular terms of any preferred stock we offer will be described in the prospectus supplement accompanying each preferred share offering.

The 1940 Act requires, among other things, that (i) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, (ii) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends or other distribution on the preferred stock are in arrears by two years or more, and (iii) such shares be cumulative as to distributions and have a complete preference over our common stock to payment of their liquidation in event of dissolution. Some matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a BDC. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.

For any series of preferred stock that we may issue, our Board of Directors will determine and the articles supplementary and the prospectus supplement relating to such series will describe:

•	the designation and number of shares of such series;

•

the rate and time at which, and the preferences and conditions under which, any dividends or other distributions will be paid on shares of such series, as well as whether such dividends or other distributions are participating or non-participating;

•	any provisions relating to convertibility or exchangeability of the shares of such series, including adjustments to the conversion price of such series;

•	the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

•	the voting powers, if any, of the holders of shares of such series;

•	any provisions relating to the redemption of the shares of such series;

•	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

•	any conditions or restrictions on our ability to issue additional shares of such series or other securities;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other relative powers, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board of Directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which dividends or other distributions, if any, thereon will be cumulative. To the extent we issue preferred stock, the payment of distributions to holders of our preferred stock will take priority over payment of distributions to our common stockholders. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any preferred stock being offered, as well as the complete articles supplementary that contain the terms of the applicable series of preferred stock.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights.

We may issue subscription rights to our stockholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.

Our stockholders will indirectly bear all of the expenses of the subscription rights offering, regardless of whether our stockholders exercise any subscription rights.

A prospectus supplement will describe the particular terms of any subscription rights we may issue, including the following:

•

the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);

•	the title and aggregate number of such subscription rights;

•	the exercise price for such subscription rights (or method of calculation thereof);

•	the currency or currencies, including composite currencies, in which the price of such subscription rights may be payable;

•

if applicable, the designation and terms of the securities with which the subscription rights are issued and the number of subscription rights issued with each such security or each principal amount of such security;

•	the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);

•	the number of such subscription rights issued to each stockholder;

•	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);

•	if applicable, the minimum or maximum number of subscription rights that may be exercised at one time;

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•	any termination right we may have in connection with such subscription rights offering;

•	the terms of any rights to redeem, or call such subscription rights;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the subscription rights;

•	the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the subscription rights offering;

•	if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights; and

•	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Each subscription right will entitle the holder of the subscription right to purchase for cash or other consideration such amount of shares of common stock at such subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. If less than all of the rights represented by such subscription rights certificate are exercised, a new subscription certificate will be issued for the remaining rights. Prior to exercising their subscription rights, holders of subscription rights will not have any of the rights of holders of the securities purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

Under the 1940 Act, we may generally only offer subscription rights (other than rights to subscribe expiring not later than 120 days after their issuance and issued exclusively and ratably to a class or classes of our security holders) on the condition that (1) the subscription rights expire by their terms within ten years; (2) the exercise price is not less than the current market value at the date of issuance; (3) our stockholders authorize the proposal to issue such subscription rights, and a “required” majority of our Board of Directors approves of such issuance on the basis that the issuance is in the best interests of the Company and our stockholders; and (4) if the subscription rights are accompanied by other securities, the subscription rights are not separately transferable unless no class of such subscription rights and the securities accompanying them has been publicly distributed. A “required” majority of our Board of Directors is a vote of both a majority of our directors who have no financial interest in the transaction and a majority of the directors who are not interested persons of the company. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants, options and subscription rights at the time of issuance may not exceed 25% of our outstanding voting securities.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants and will be subject to compliance with the 1940 Act.

We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with shares of common stock, preferred stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title and aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire (subject to any extension);

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	the terms of any rights to redeem, or call such warrants;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the warrants;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Each warrant will entitle the holder to purchase for cash such common stock or preferred stock at the exercise price or such principal amount of debt securities as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and a warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends or other distributions, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Under the 1940 Act, we may generally only offer warrants provided that (i) the warrants expire by their terms within ten years, (ii) the exercise or conversion price is not less than the current market value at the date of issuance, (iii) our stockholders authorize the proposal to issue such warrants, and our Board of Directors approves such issuance on the basis that the issuance is in the best interests of the Company and its stockholders and (iv) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants, as well as options and rights, at the time of issuance may not exceed 25% of our outstanding voting securities.

DESCRIPTION OF OUR DEBT SECURITIES

We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in this prospectus and in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, including any supplemental indenture, you should read both this prospectus and the prospectus supplement and any free writing prospectus relating to that particular series.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and U.S. Bank National Association, a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default—Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.

Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. The following description summarizes the material provisions of the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. We have filed the form of the indenture with the SEC. See “Available Information” for information on how to obtain a copy of the indenture.

A prospectus supplement, which will accompany this prospectus, will describe the particular terms of any series of debt securities being offered, including the following:

•	the designation or title of the series of debt securities;

•	the total principal amount of the series of debt securities;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the date or dates on which principal will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	the terms for redemption, extension or early repayment, if any;

•	the currencies in which the series of debt securities are issued and payable;

•

whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•	the place or places, if any, other than or in addition to the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

•	the denominations in which the offered debt securities will be issued;

•	the provision for any sinking fund;

•	any restrictive covenants;

•	any Events of Default;

•	whether the series of debt securities are issuable in certificated form;

•	any provisions for defeasance or covenant defeasance;

•	if applicable, U.S. federal income tax considerations relating to OID;

•

whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	the listing, if any, on a securities exchange; and

•	any other terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

We are permitted, under specified conditions, to issue multiple classes of indebtedness if our asset coverage, as defined in the 1940 Act, is at least equal to 150%, subject to certain disclosure requirements, immediately after each such issuance. In addition, while any indebtedness and other senior securities remain outstanding, we must make provisions to prohibit any distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage.

General

The indenture provides that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “Resignation of Trustee” section below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Issuance of Securities in Registered Form

We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.

Book-Entry Holders

We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders

Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices,

•	whether it imposes fees or charges,

•	how it would handle a request for the holders’ consent, if ever required,

•	Whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities,

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “Special Situations when a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Issuance of Securities in Registered Form” above.

•	An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•	If we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.

•

An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee.

•

DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations when a Global Security will be Terminated

In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “Issuance of Securities in Registered Form” above.

The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.

Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Payment when Offices are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

The term “Event of Default” in respect of the debt securities of your series means any of the following (unless the prospectus supplement relating to such debt securities states otherwise):

•	we do not pay the principal of, or any premium on, a debt security of the series on its due date, and do not cure this default within five days;

•	we do not pay interest on a debt security of the series when due, and such default is not cured within 30 days;

•	we do not deposit any sinking fund payment in respect of debt securities of the series on its due date, and do not cure this default within five days;

•

we remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 60 days;

•	on the last business day of each of 24 consecutive calendar months, we have an asset coverage of less than 100%; and

•	any other Event of Default in respect of debt securities of the series described in the applicable prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series.

The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	the holder must give your trustee written notice that an Event of Default has occurred and remains uncured;

•

the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

•	the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60 day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

•	the payment of principal, any premium or interest; or

•	in respect of a covenant that cannot be modified or amended without the consent of each holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Merger or Consolidation

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, unless the prospectus supplement relating to certain debt securities states otherwise, we may not take any of these actions unless all the following conditions are met:

•	where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for our obligations under the debt securities;

•	immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing;

•

under the indenture, no merger or sale of assets may be made if as a result any of our property or assets or any property or assets of one of our subsidiaries, if any, would become subject to any mortgage, lien or other encumbrance unless either (a) the mortgage, lien or other encumbrance could be created;

•

pursuant to the limitation on liens covenant in the indenture without equally and ratably securing the indenture securities or (b) the indenture securities are secured equally and ratably with or prior to the debt secured by the mortgage, lien or other encumbrance;

•	we must deliver certain certificates and documents to the trustee; and

•	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Approval

First, there are changes that we cannot make to debt securities without specific approval of all of the holders. The following is a list of those types of changes:

•	change the stated maturity of the principal of or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

•	adversely affect any right of repayment at the holder’s option;

•	change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;

•	impair your right to sue for payment;

•	adversely affect any right to convert or exchange a debt security in accordance with its terms;

•	modify the subordination provisions in the indenture in a manner that is adverse to holders of the debt securities;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•

modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities would require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

•

if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

•	for OID securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

•	for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance—Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

Under current U.S. federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If applicable, you also would be released from the subordination provisions as described under the “Indenture Provisions—Subordination” section below. In order to achieve covenant defeasance, we must do the following:

•

if the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•

we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and

•

we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•

if the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit;

•

we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;

•	Defeasance must not result in a breach of the indenture or any other material agreements; and

•	Satisfy the conditions for covenant defeasance contained in any supplemental indentures.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, you would also be released from the subordination provisions described later under “Indenture Provisions—Subordination.”

Form, Exchange and Transfer of Certificated Registered Securities

Holders may exchange their certificated securities, if any, for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated securities, if any, at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, if any, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions—Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all senior indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on senior indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all senior indebtedness is paid in full, the payment or distribution must be paid over to the holders of the senior indebtedness or on their behalf for application to the payment of all the senior indebtedness remaining unpaid until all the senior indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the senior indebtedness. Subject to the payment in full of all senior indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent of payments made to the holders of the senior indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

Senior indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:

•

our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•	renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement to this prospectus will set forth the approximate amount of our senior indebtedness outstanding as of a recent date.

Secured Indebtedness

Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. In the event of a distribution of our assets upon our insolvency, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.

The Trustee under the Indenture

U.S. Bank National Association will serve as the trustee under the indenture.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

REGULATION

The information contained under “Business” under the caption “Regulation” in our most recent Annual Report on Form 10-K is incorporated by reference herein.

PLAN OF DISTRIBUTION

We may offer, from time to time, in one or more offerings or series, our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities in one or more underwritten public offerings, at-the-market offerings, to or through a market maker or into an existing trading market for the securities, on an exchange, or otherwise, negotiated transactions, block trades, best efforts, auctions or a combination of these methods. The holders of our common stock will indirectly bear any fees and expenses in connection with any such offerings. We may sell the securities through underwriters or dealers, directly to one or more purchasers, including existing stockholders in a rights offering, through agents or through a combination of any such methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; any expenses we incur in connection with the sale of such securities; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters named in the applicable prospectus supplement will be underwriters of the securities offered by the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at prices determined by an auction process, provided, however, that the offering price per share of our common stock, less any underwriting commissions or discounts, must equal or exceed the NAV per share of our common stock at the time of the offering except (1) in connection with a rights offering to our existing stockholders, (2) with the consent of the majority of our voting securities or (3) under such circumstances as the SEC may permit. The price at which securities may be distributed may represent a discount from prevailing market prices. Although we are not currently authorized to issue shares of our common stock at a price below our NAV per share, we may seek stockholder approval of this proposal again at a special meeting of stockholders or our next annual meeting of stockholders. Our Board of Directors, subject to its fiduciary duties and regulatory requirements, has the discretion to determine the amount of the discount, and as a result, the discount could be up to 100% of NAV per share.

In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of our securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of our securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NYSE may engage in passive market making transactions in our common stock on the NYSE in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the applicable prospectus supplement. Unless the applicable prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on the NYSE. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.

Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, the maximum compensation to the underwriters or dealers in connection with the sale of our securities pursuant to this prospectus and the applicable prospectus supplement may not exceed 8% of the aggregate offering price of the securities as set forth on the cover page of the applicable prospectus supplement.

In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR

Securities we hold in connection with our investments are held under a custody agreement with Computershare. The address of the custodian is 9062 Old Annapolis Road, Columbia, MD 21045. We have also entered into custody agreements with State Street Bank and Trust Company located at 100 Summer Street, 5th Floor, Boston Massachusetts 02110 and City National Bank located at 555 S. Flower St, 11th Floor, Los Angeles, CA 90071. The transfer agent and registrar for our common stock, American Stock Transfer & Trust Company, will act as our transfer agent, dividend paying and reinvestment agent and registrar. The principal business address of the transfer agent is 6201 15th Avenue, Brooklyn, New York 11219.

LEGAL MATTERS

Certain legal matters regarding the securities offered by this prospectus will be passed upon for us by Dechert LLP, New York, NY. Certain legal matters will be passed upon for underwriters, if any, by the counsel named in the prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, located at 405 Howard Street, San Francisco, California 94105, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. Pursuant to the SBCAA, we are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any future filings (including those made after the date of the filing of the registration statement of which this prospectus is a part) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the securities covered by this prospectus; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 23, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on April 29, 2021, July 29, 2021 and October 28, 2021, respectively;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2021;

•

our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on February  23, 2021, March 4, 2021, March 8, 2021, April 29, 2021, May 28, 2021, June 25, 2021, July  13, 2021, July 29, 2021, September 15, 2021, September 16, 2021, September 24, 2021, October 20, 2021, October  28, 2021, November 10, 2021 and November 29, 2021; and

•

The description of our Common Stock referenced in our Registration Statement on Form 8-A (No. 001-35515), as filed with the SEC on April 17, 2012, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby;

These documents may also be accessed on our website at www.htgc.com. Information contained in, or accessible through, our website is not a part of this prospectus.

You may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling Investor Relations at the following address and telephone number:

Hercules Capital, Inc.

400 Hamilton Avenue, Suite 310

Palo Alto, California 94301

(650) 433-5578

AVAILABLE INFORMATION

We file annual, quarterly and current periodic reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s Internet website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov.

We maintain a website on the Internet at www.htgc.com. Except for the documents incorporated by reference into this prospectus, the information on our website is not part of this prospectus. We make available, free of charge, on our website our proxy statement, annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Up to 25,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

The date of this prospectus supplement is May 5, 2023

Jefferies LLC	JMP Securities
A CITIZENS COMPANY